                                                                    Exhibit 2.1

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                            SHARE PURCHASE AGREEMENT

                                  BY AND AMONG

                               RAYOVAC CORPORATION

                              VIDOR BATTERY COMPANY

                           RAYOVAC LATIN AMERICA, LTD.

              SUBSTANTIALLY ALL OF THE SHAREHOLDERS OF ROV LIMITED

                                   ROV LIMITED

                                  ESB ROV LTD.

                                 DURANMAS, S.A.

                 CERTAIN SECOND-TIER SUBSIDIARIES OF ROV LIMITED

                         RAY-O-VAC OVERSEAS CORPORATION

                         SELLING GROUP REPRESENTATIVES:

                                 ALFREDO J. DIEZ

                                       AND

                              RICHARD T. DOYLE, JR.



                                  June 11, 1999


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



                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

ARTICLE 1

         SALE AND PURCHASE OF THE SHARES..........................................................................2
         1.1      TRANSFER OF THE SHARES..........................................................................2
         1.2      PURCHASE PRICE..................................................................................2

ARTICLE 2

         CLOSING..................................................................................................2
         2.1      TIME AND PLACE..................................................................................2
         2.2      DELIVERY........................................................................................2
         2.3      PAYMENT OF PURCHASE PRICE.......................................................................3
         2.4      NET BOOK VALUE..................................................................................3
                  (a)      AMOUNT.................................................................................3
                  (b)      CLOSING DATE BALANCE SHEET.............................................................3
                  (c)      PAYMENT................................................................................4
         2.5      LICENSE PURCHASE PRICE..........................................................................4

ARTICLE 3

         REPRESENTATIONS AND WARRANTIES OF
         THE MEMBERS OF THE SELLING GROUP.........................................................................4
         3.1      ORGANIZATION AND QUALIFICATION..................................................................4
         3.2      CAPITALIZATION AND OWNERSHIP OF THE SHARES, ETC.................................................5
                  (a)      CAPITALIZATION OF THE ROV GROUP MEMBERS................................................5
                  (b)      OWNERSHIP..............................................................................5
                  (c)      CAPITALIZATION OF THE COMPANY..........................................................6
         3.3      NO CONSENTS REQUIRED; ABSENCE OF VIOLATIONS OR CONFLICTS........................................6
                  (a)      NO CONSENTS REQUIRED...................................................................6
                  (b)      ABSENCE OF VIOLATIONS OR CONFLICTS.....................................................6
         3.4      FINANCIAL STATEMENTS............................................................................7
         3.5      ABSENCE OF CERTAIN CHANGES OR EVENTS............................................................7
         3.6      ABSENCE OF UNDISCLOSED LIABILITIES..............................................................8
         3.7      LEGAL PROCEEDINGS...............................................................................8
         3.8      ENVIRONMENTAL MATTERS...........................................................................8
         3.9      GOVERNMENTAL AUTHORIZATION AND COMPLIANCE WITH LAWS.............................................9
         3.10     INTELLECTUAL PROPERTY...........................................................................9
         3.11     EMPLOYEE PLANS.................................................................................10
         3.12     TAX MATTERS....................................................................................10
         3.13     TITLE TO PROPERTIES; ADEQUACY..................................................................10
         3.14     AUTHORIZATION..................................................................................11
         3.15     NO CLAIMS AGAINST THE OPERATING SUBSIDIARIES OR OVERSEAS.......................................12
         3.16     BROKERS, FINDERS AND INVESTMENT BANKERS........................................................12


                                        i



         3.17     ACCURACY OF SCHEDULES, CERTIFICATES AND DOCUMENTS..............................................12

ARTICLE 4

         REPRESENTATIONS AND WARRANTIES OF PURCHASER, VIDOR AND
         NEWCO...................................................................................................12
         4.1      ORGANIZATION.  ................................................................................12
         4.2      AUTHORITY......................................................................................12
         4.3      NO CONSENTS REQUIRED...........................................................................13
         4.4      ABSENCE OF VIOLATIONS OR CONFLICTS.............................................................13
         4.5      BROKERS, FINDERS AND INVESTMENT BANKERS........................................................13
         4.6      ACCURACY OF SCHEDULES, CERTIFICATES AND DOCUMENTS..............................................13

ARTICLE 5

         ADDITIONAL COVENANTS AND AGREEMENTS.....................................................................14
         5.1      CONDUCT OF BUSINESS PENDING THE CLOSING........................................................14
                  (a)      OPERATION OF OVERSEAS AND THE OPERATING SUBSIDIARIES IN THE ORDINARY
                           COURSE OF BUSINESS....................................................................14
                  (b)      FORBEARANCES BY THE COMPANY AND ITS SUBSIDIARIES......................................14
                  (c)      INVESTIGATION.........................................................................16
         5.2      REASONABLE BEST EFFORTS; FURTHER ASSURANCES; COOPERATION, ETC..................................16
         5.3      EXPENSES.......................................................................................17
         5.4      NO SOLICITATION OF TRANSACTIONS................................................................17
         5.5      PUBLIC ANNOUNCEMENTS...........................................................................18
         5.6      NONCOMPETITION; NONDISCLOSURE..................................................................18
                  (a)      SCOPE AND REASONABLENESS OF RESTRICTIONS..............................................18
                  (b)      USE OF NAMES..........................................................................19
                  (c)      NONCOMPETITION........................................................................19
                  (d)      NO INTERFERENCE WITH CUSTOMERS........................................................19
                  (e)      NO INTERFERENCE WITH EMPLOYEES........................................................19
                  (f)      TRADE SECRETS; CONFIDENTIAL INFORMATION...............................................20
                  (g)      REMEDIES..............................................................................21
                  (h)      MODIFICATION..........................................................................21
                  (i)      COVENANTS INDEPENDENT.................................................................21
         5.7      FINANCIAL STATEMENTS...........................................................................21
         5.8      NO TRANSFERS...................................................................................22
         5.9      STOCK TRANSFER POWERS..........................................................................22
         5.10     [INTENTIONALLY DELETED.].......................................................................22
         5.11     TRANSFER OF MINORITY SHARES....................................................................22
         5.12     TAXES..........................................................................................22
         5.13     LICENSE PURCHASE...............................................................................23
         5.14     TRADEMARK AND TRADENAME RELEASE................................................................23
         5.15     RELEASE OF CLAIMS..............................................................................23
                  (a)      RELEASE OF PURCHASER, ETC.............................................................23
                  (b)      RELEASE OF THE SELLING GROUP AND THE UNPURCHASED SUBSIDIARIES.........................23
         5.16     ROV-MEXICO SHARE...............................................................................24


                                       ii




         5.17     DISTRIBUTION OR SALE OF HSI....................................................................24
         5.18     SALE OR TRANSFER OF ROV-MEXICO.................................................................24
         5.19     PAYMENT OF INTERCOMPANY TRANSACTIONS...........................................................24
         5.20     OPERATING ASSETS...............................................................................24
         5.21     ACCESS TO BOOKS AND RECORDS....................................................................24
         5.22     GUARANTEES.....................................................................................24

ARTICLE 6

         CONDITIONS PRECEDENT TO THE CLOSING.....................................................................25
         6.1      CONDITIONS TO OBLIGATIONS OF PURCHASER, VIDOR AND NEWCO........................................25
                  (a)      CONSENTS, AUTHORIZATIONS, ETC.........................................................25
                  (b)      INJUNCTION, ETC.......................................................................25
                  (c)      REPRESENTATIONS AND WARRANTIES; COVENANTS AND AGREEMENTS..............................25
                  (d)      CERTIFICATES..........................................................................26
                  (e)      DIRECTORS AND CONTROL.................................................................26
                  (f)      ALL SHARES AND MINORITY SHARES TRANSFERRED............................................26
                  (g)      OPERATION OF THE COMPANY AND ITS SUBSIDIARIES.........................................26
                  (h)      OPERATING SUBSIDIARY RESTRUCTURING....................................................26
                  (i)      FINANCIAL STATEMENTS..................................................................26
                  (j)      INTERCOMPANY PAYMENTS.................................................................27
                  (k)      OPERATING ASSETS TRANSFERS............................................................27
         6.2      CONDITIONS TO OBLIGATIONS OF THE MEMBERS OF THE SELLING GROUP..................................27
                  (a)      CONSENTS, AUTHORIZATIONS, ETC.........................................................27
                  (b)      INJUNCTION, ETC.......................................................................27
                  (c)      REPRESENTATIONS AND WARRANTIES; COVENANTS AND AGREEMENTS..............................28
                  (d)      CERTIFICATE...........................................................................28
                  (e)      FINANCIAL STATEMENTS..................................................................28
                  (f)      INTERCOMPANY PAYMENTS.................................................................28

ARTICLE 7

         ITEMS TO BE DELIVERED AT CLOSING........................................................................28
         7.1      TO BE DELIVERED BY THE MEMBERS OF THE SELLING GROUP............................................28
         7.2      TO BE DELIVERED BY PURCHASER OR NEWCO TO MEMBERS OF THE SELLING GROUP..........................29

ARTICLE 8

         INDEMNIFICATION.........................................................................................29
         8.1      INDEMNIFICATION BY THE MEMBERS OF THE SELLING GROUP............................................29
         8.2      INDEMNIFICATION BY PURCHASER, VIDOR AND NEWCO..................................................30
         8.3      CERTIFICATES...................................................................................30
         8.4      CLAIMS FOR INDEMNIFICATION.....................................................................30
         8.5      DEFENSE OF CLAIM BY THIRD PARTIES..............................................................30
         8.6      THIRD PARTY CLAIM ASSISTANCE...................................................................31
         8.7      PAYMENTS BY THE MEMBERS OF THE SELLING GROUP...................................................31
         8.8      PAYMENTS BY PURCHASER OR NEWCO.................................................................31


                                       iii



         8.9      RESOLUTION OF RIGHTS...........................................................................32
         8.10     INDEMNIFICATION EXCLUSIVE REMEDY...............................................................32
         8.11     CERTAIN LIMITATIONS............................................................................32
                  (a)      DEDUCTIBLE............................................................................32
                  (b)      CAP...................................................................................32
         8.12     SELLING GROUP REPRESENTATIVES..................................................................33
                  (a)      APPOINTMENT; ACCEPTANCE...............................................................33
                  (b)      AUTHORITY.............................................................................33
                  (c)      ACTIONS...............................................................................33
                  (d)      SUCCESSORS............................................................................34
                  (e)      INDEMNIFICATION OF SELLING GROUP REPRESENTATIVES......................................34
                  (f)      EFFECTIVENESS.........................................................................34
         8.13     DURANMAS.......................................................................................34

ARTICLE 9

         TERMINATION AND ABANDONMENT.............................................................................35
         9.1      TERMINATION AND ABANDONMENT....................................................................35
         9.2      SPECIFIC PERFORMANCE...........................................................................35
         9.3      RIGHTS AND OBLIGATIONS UPON TERMINATION........................................................36
         9.4      EFFECT OF TERMINATION..........................................................................36

ARTICLE 10

         GENERAL PROVISIONS......................................................................................36
         10.1     NOTICES........................................................................................36
         10.2     TABLE OF CONTENTS; HEADINGS....................................................................39
         10.3     AMENDMENT......................................................................................39
         10.4     SEVERABILITY...................................................................................39
         10.5     WAIVER.........................................................................................39
         10.6     NO THIRD PARTY BENEFICIARIES; ASSIGNMENT.......................................................40
         10.7     TIME OF THE ESSENCE; COMPUTATION OF TIME.......................................................40
         10.8     COUNTERPARTS...................................................................................40
         10.9     GOVERNING LAW; ARBITRATION; FORUM..............................................................40
         10.10    ENTIRE AGREEMENT...............................................................................41



                                  DEFINED TERMS



1998 PURCHASE AGREEMENT..........................................................................................23
ACQUISITION PROPOSAL.............................................................................................18
AFFILIATE........................................................................................................18
AGREEMENT.........................................................................................................1
AUTHORIZATIONS....................................................................................................6
BUSINESS.........................................................................................................18
BUSINESS DAY......................................................................................................3
CLASS G SHARES....................................................................................................6
CLOSING...........................................................................................................2
CLOSING DATE......................................................................................................2
CLOSING DATE BALANCE SHEETS.......................................................................................3
CODE.............................................................................................................10
COMPANY...........................................................................................................1
COMPANY FINANCIAL STATEMENTS.....................................................................................27
COMPANY SHAREHOLDERS..............................................................................................1
CONFIDENTIAL INFORMATION.........................................................................................20
COSTS............................................................................................................29
CUSTOMER.........................................................................................................19
DETERMINATION DATE...............................................................................................32
DISPUTES AUDITOR..................................................................................................3
ENARCO AFFILIATES.................................................................................................6
ENVIRONMENTAL LAWS................................................................................................9
FINANCIAL STATEMENTS.............................................................................................27
GAAP..............................................................................................................3
GOOD STANDING.....................................................................................................5
GOVERNMENTAL ENTITY...............................................................................................6
HOLDING...........................................................................................................1
INDEMNIFIED PARTY................................................................................................30
INDEMNIFYING PARTY...............................................................................................30
INTELLECTUAL PROPERTY.............................................................................................9
INTELLECTUAL PROPERTY AGREEMENTS..................................................................................9
LAWS..............................................................................................................9
LETTERS OF RESIGNATION...........................................................................................26
LIABILITIES.......................................................................................................8
CLASS G SHARESLICENSE AGREEMENT...................................................................................1
LICENSE PURCHASE..................................................................................................1
LICENSE PURCHASE PRICE............................................................................................1
LIENS.............................................................................................................2
MAJORITY COMPANY SHAREHOLDERS....................................................................................33
MAJORITY SELLING GROUP REPRESENTATIVE............................................................................33
MINORITY COMPANY SHAREHOLDER.....................................................................................33
MINORITY SELLING GROUP REPRESENTATIVE............................................................................33
MINORITY SHARES...................................................................................................6
NET BOOK VALUE....................................................................................................3


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




NEWCO.............................................................................................................1
NONCOMPETE PERIOD................................................................................................19
NOTICE OF CLAIM..................................................................................................30
OPERATING SUBSIDIARIES............................................................................................1
OPERATING SUBSIDIARIES' FINANCIAL STATEMENTS.....................................................................27
OPERATING SUBSIDIARY LICENSES.....................................................................................9
PERSONS...........................................................................................................6
PURCHASE PRICE....................................................................................................2
PURCHASER.........................................................................................................1
PURCHASER DELIVERED AGREEMENTS...................................................................................13
PURCHASER STOCK TRANSFER POWER...................................................................................22
ROV GROUP MEMBER..................................................................................................4
ROV GROUP MEMBER SHARES...........................................................................................5
SEC..............................................................................................................22
CLASS G SHARESSELLING GROUP.......................................................................................4
SELLING GROUP DELIVERED AGREEMENTS...............................................................................11
SELLING GROUP REPRESENTATIVES....................................................................................33
SHARES............................................................................................................1
SUBSIDIARIES......................................................................................................5
SUBSIDIARY........................................................................................................5
TAXES............................................................................................................10
TERRITORY........................................................................................................18
TRADE SECRET.....................................................................................................20


                            SHARE PURCHASE AGREEMENT


         THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made as of June 11, 1999, by and among Rayovac Corporation, a Wisconsin corporation ("Purchaser"), Vidor Battery Company, a Wisconsin corporation which is a wholly-owned subsidiary of Purchaser ("Vidor"), Rayovac Latin America, Ltd., a newly-formed Cayman Islands company ("Newco") which is a wholly-owned subsidiary of ROV Holding, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser, the shareholders listed on EXHIBIT A hereto (the "Company Shareholders") of ROV Limited, a Cayman Islands company (the "Company"), the Company, ESB Rov Ltd., a Cayman Islands company ("ESB"), Duranmas, S.A., a Panama corporation ("Duranmas," and together with ESB, the "Unpurchased First-Tier Subsidiaries"); the second-tier subsidiaries of the Company listed on EXHIBIT B hereto (together with the Unpurchased First-Tier Subsidiaries, the "Unpurchased Subsidiaries"), Ray-O-Vac Overseas Corporation, a Panama corporation ("Overseas") and Alfredo J. Diez and Richard T. Doyle, Jr., the Selling Group Representatives (defined below).

                              BACKGROUND STATEMENT

         The Company and Duranmas each own that number, class and percentage of shares (collectively, the "Shares") in the capital of Overseas as set forth next to its name on EXHIBIT C hereto. In order to acquire Overseas and the second-tier operating subsidiaries of the Company listed on EXHIBIT D (the "Operating Subsidiaries"), Newco wishes to purchase and the Company and Duranmas wish to sell the Shares upon the terms and conditions set forth in this Agreement.

         In order to insure that Newco will indirectly acquire all of the outstanding capital stock of each of the Operating Subsidiaries directly or indirectly owned by the Company (and will not acquire the capital stock of any other Subsidiary (defined below) directly or indirectly owned by the Company) as a result of the purchase of the Shares, this Agreement contemplates that prior to Closing (defined below) the following transactions shall have occurred:
(i) Overseas shall have sold or distributed to the Company all of the capital stock of Hemisphere Services, Inc., a Delaware corporation ("HSI"); (ii) ESB shall have sold or transferred to Overseas ESB's 4.45% shareholding in the issued and outstanding capital stock of Ray-O-Vac de Mexico, S.A., de C.V., a Mexico corporation ("ROV-Mexico"); and (iii) ROV-Mexico shall have issued one or more additional shares to one or more subsidiaries of Overseas.

         In addition, the following transactions shall occur simultaneously with the purchase and sale of the Shares: (i) the Company shall sell and assign to Vidor and Newco (the "License Purchase") the License Agreement dated November 19, 1982, as amended July 1, 1994, by and between Purchaser and the Company (the "License Agreement"); (ii) Vidor and Newco shall pay the Company a fee for the License Purchase calculated as provided in Section 5.13 (the "License
Purchase Price"); and (iii) all parties to this Agreement other than Purchaser, Vidor, Newco and Overseas shall release all rights and claims to the Rayovac tradename and trademark.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE 1

                         SALE AND PURCHASE OF THE SHARES

         1.1 TRANSFER OF THE SHARES. On the terms and subject to the conditions set forth in this Agreement, the Company and Duranmas shall sell, assign, transfer and deliver to Newco and Newco shall purchase and accept at the Closing the Shares, free and clear of all liens, claims, options, rights of first refusal, proxies, charges, pledges, security interests, mortgages, adverse claims and other encumbrances and similar rights and other transfer restrictions of any nature whatsoever, including any arising from any pending or threatened litigation (collectively, "Liens") other than those imposed by or through Newco and restrictions on transfer imposed by United States federal and state securities laws.

         1.2 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Shares and the covenants not to compete set forth in Sections 5.6(c), (d) and
(e) shall be $140,000,000.00, (a) LESS the Net Book Value (defined below) as of the Closing Date of the Company and the Unpurchased Subsidiaries, (b) LESS the License Purchase Price and (c) either (i) LESS the amount by which $31,361,400.00 exceeds the Net Book Value as of the Closing Date of the Company and its Subsidiaries, or (ii) PLUS the amount by which the Net Book Value as of the Closing Date of the Company and its Subsidiaries exceeds $31,361,400.00, whichever is applicable. The portion of the Purchase Price attributable to such covenants not to compete shall be $100,000.00. All references in this Agreement to $ and federal funds shall mean United States Dollars.


                                    ARTICLE 2

                                     CLOSING

         2.1 TIME AND PLACE. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place (a) at the offices of Maples and Calder, Ugland House, 113 South Church Street, George Town, Grand Cayman, Cayman Islands at 10:00 a.m., local time (i) on the date which is fifteen (15) Business Days (defined below) after the conditions specified in Sections 6.1 and
6.2 have been satisfied, or (ii) under certain circumstances, upon the request, as provided in Section 5.1(c), of either Selling Group Representative (defined below) up to ten (10) Business Days later, or (b) at such other place and time as Purchaser and each Selling Group Representative may agree (the "Closing Date").

         2.2 DELIVERY. At the Closing, (a) the Company and Duranmas shall deliver to Newco (i) new share certificates representing all of the Shares in the name of Newco and (ii) evidence that the existing share certificates representing all of the Shares have been duly endorsed for transfer to

Newco and delivered to and canceled by Overseas, and (b) the parties shall deliver at the Closing the executed agreements and other documents referred to in Article 7.

         2.3 PAYMENT OF PURCHASE PRICE. At the Closing, the parties shall make a good faith estimate of the Purchase Price, based on the most recent ascertainable information, and Newco shall wire transfer the appropriate amount in immediately available federal funds to the Company and Duranmas to an account or accounts to be specified at least three (3) Business Days prior to the Closing Date by the Company and Duranmas. The Purchase Price shall be allocated according to the ownership percentages set forth on EXHIBIT C. As used in this Agreement, "Business Day" shall mean any day other than (a) Saturday or Sunday or (b) a day on which banks in New York, New York are authorized or permitted by law to close.

         2.4     NET BOOK VALUE.

                 (a) AMOUNT. For the purposes of this Agreement, "Net Book Value" shall be equal to (i) the common stock,(ii) plus the retained earnings,
(iii) less any investments in subsidiaries (not otherwise eliminated in consolidation or combination) each calculated as of the Closing Date in accordance with United States generally accepted accounting principles, consistently applied in accordance with past practices ("GAAP") with respect to
(A) the Company and the Unpurchased Subsidiaries on a combined basis or (B) the Company and its Subsidiaries on a consolidated basis, as the case may be.

                 (b) CLOSING DATE BALANCE SHEET. The Company will prepare two balance sheets (the "Closing Date Balance Sheets"), one of the Company and its Subsidiaries on a consolidated basis as of the Closing Date and the other of the Company and the Unpurchased Subsidiaries on a combined basis as of the Closing Date. The Company will deliver the Closing Date Balance Sheets to Purchaser within sixty (60) days after the Closing Date together with its calculations of the respective Net Book Values. Subject to SCHEDULE 2.4, the Closing Date Balance Sheets will be prepared in accordance with GAAP, except that no items shall fail to be included therein or excluded therefrom on the basis of materiality, individually or collectively. The Company and/or its accountants will meet with Purchaser and/or its accountants periodically upon request, and make available to Purchaser and/or its accountants all work papers and other relevant documents. If within thirty (30) days following delivery of the Closing Date Balance Sheets and the Company's calculations of the respective Net Book Values, Purchaser has not given the Company notice of its objection either to one or both of the Closing Date Balance Sheets or to the Company's calculation of one or both of the Net Book Values (which notice shall contain a statement of the basis of Purchaser's objection, providing with reasonable specificity the reasons for objection and identifying the amounts in dispute), then the Company's calculations of the Net Book Values will be final, binding and conclusive on the parties. If Purchaser gives such notice of objection, then the parties will attempt to resolve any disagreements. If any such disagreements are not resolved by the parties within thirty (30) days following the receipt by the Company of Purchaser's notice of objection, then the issues in dispute (and only the issues in dispute) will be submitted by the parties for resolution to the Miami office
(or such office as handles such matters) of Arthur Andersen LLP (the
"Disputes Auditor") within ten (10) days of the conclusion of such thirty
(30) day period upon the following terms: (i) each party will furnish to the Disputes Auditor such work papers and other documents and information relating to the disputed issues as the Disputes Auditor may request and are available to that party (or its independent public accountants), and each party will be afforded the opportunity to present to the Disputes Auditor any material relating to the determination and to discuss the determination with the Disputes Auditor; (ii) the Disputes Auditor will render its determination within thirty (30) days of submission of the disputed issues;
(iii) the determination by the Disputes Auditor, as set forth in a notice delivered to each party by the Disputes Auditor, will be final, binding and conclusive on the parties; and (iv) the Company will pay that percentage of the fee of the Disputes Auditor which equals the percentage of the total amount disputed by Purchaser which is awarded to Purchaser by the Disputes Auditor, and Purchaser will pay the balance of such fee.

                 (c) PAYMENT. Within three (3) Business Days following the final determination of the Closing Date Balance Sheets and the respective Net Book Values, (i) if the Purchase Price exceeds the amount paid at the Closing, Newco shall pay, in the manner and to the accounts specified in Section 2.3, the excess to the Company and Duranmas, or (ii) if the amount paid at the Closing exceeds the Purchase Price, the Company and Duranmas shall pay the excess to Purchaser, whichever is applicable. All payments shall be made with interest payable at the three (3)-month U.S. Treasury bill rates in effect as of the Closing Date and shall be made in cash or immediately available federal funds. Payments to Purchaser shall be to an account specified by Purchaser upon final determination of the Closing Date Balance Sheets.

         2.5 LICENSE PURCHASE PRICE. At the Closing, Vidor and Newco each shall wire transfer its respective portion of the License Purchase Price in the manner and to the account of the Company specified in Section 2.3.


                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                        THE MEMBERS OF THE SELLING GROUP

         Subject to the limitations on indemnification set forth in Sections 8.1, 8.11 and 8.12(e), the Company Shareholders, Duranmas and the Company (collectively, the "Selling Group") jointly and severally represent and warrant to Purchaser and Newco as follows; PROVIDED, HOWEVER, that each Company Shareholder makes the representations and warranties in Sections 3.2(b)(first sentence), 3.14, 3.15 and 3.16 severally only, and only with respect to such Company Shareholder, Duranmas and the Company:

         3.1 ORGANIZATION AND QUALIFICATION. Each of the Company, Duranmas, Overseas and each Operating Subsidiary (the Company, Overseas and each Operating Subsidiary, a "ROV Group Member") and each Unpurchased Subsidiary is a company duly organized, validly existing and in Good Standing (defined below) under the laws of its respective jurisdiction of organization and has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. Each ROV Group Member's governing and organizational documents, as amended to date, copies of which have been delivered to Purchaser, are complete and correct, and such documents, as so amended, are in full force and effect. As used in this Agreement, the term

"Subsidiary", with respect to any entity, means any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is at that time directly or indirectly owned or controlled by such entity (collectively, the "Subsidiaries"). Each Subsidiary of a ROV Group Member is either another ROV Group Member or an Unpurchased Subsidiary. Each ROV Group Member and each Unpurchased Subsidiary is duly qualified and is in Good Standing to do business in all jurisdictions in which it is required to be qualified except where the failure to be so qualified would not, in the aggregate, have a material adverse effect on such ROV Group Member or Unpurchased Subsidiary. As used in this Agreement, to be in "Good Standing" in a jurisdiction shall mean that the entity to which the term is applied has paid its franchise and other similar taxes and taken all other actions necessary to preclude an involuntary cessation of existence or the imposition of fines or penalties, or the prohibition against bringing suit or obtaining a judgment thereon in such jurisdiction.

         3.2     CAPITALIZATION AND OWNERSHIP OF THE SHARES, ETC.

                 (a) CAPITALIZATION OF THE ROV GROUP MEMBERS. The number of issued and outstanding shares of the capital of each ROV Group Member (collectively, the "ROV Group Member Shares") is set forth on SCHEDULE 3.2. All of the ROV Group Member Shares are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights. No shares of the capital of any ROV Group Member are treasury shares. There are no subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating any ROV Group Member to issue, transfer, register with any securities commission or other authority, deliver (or sell or cause to be issued, transferred, so registered, delivered or sold) any additional shares or other securities in the capital of any ROV Group Member or obligating any ROV Group Member to grant, extend or enter into any such agreement or commitment. The Shares represent 100% of the combined issued and outstanding authorized capital of Overseas.

                 (b) OWNERSHIP. Each Company Shareholder owns all right, title and interest in and to, free and clear of all Liens, that number, class and percentage of the combined issued and outstanding authorized capital of the Company as set forth next to its name on EXHIBIT A (except that 20,612 of the Company's shares listed on Exhibit A as being owned by AD International Limited are in the name of Banco de Credito Centroamericano, S.A. to secure a pledge). The Company and Duranmas each own all right, title and interest in and to that number, class and percentage of the Shares, free and clear of all Liens, as set forth next to its name on EXHIBIT C. Overseas owns, all right, title and interest in and to, free and clear of all Liens, that number, class and percentage of the combined issued and outstanding authorized capital of each of the Operating Subsidiaries as set forth next to such Operating Subsidiary's name on EXHIBIT D under the heading "Currently Owned." Prior to Closing, Overseas will own all right, title and interest in and to, free and clear of all Liens, that number, class and percentage of the combined issued and outstanding authorized capital of each of the Operating Subsidiaries as set forth next to such Operating Subsidiary's name on EXHIBIT D under the heading "Owned at Closing." Upon consummation of the transactions contemplated by this Agreement, Newco shall own all right, title and interest in and to the Shares, free and clear of all

Liens, and shall have the right to elect all of the directors of Overseas and the Operating Subsidiaries and the power to control the business and affairs of Overseas and each of the Operating Subsidiaries. There are no shareholders' agreements with respect to the Shares. The persons, firms and entities (collectively, "Persons") listed under the heading "Minority Shareholder" on EXHIBIT E own all right, title and interest in and to, free and clear of all Liens, that number and class and percentage of the combined issued and outstanding authorized capital of each respective Operating Subsidiary as set forth next to such Person's name (the "Minority Shares"). Upon consummation of the transactions contemplated by this Agreement, Newco, its designees, Overseas or one of the Operating Subsidiaries shall own all right, title and interest in and to the Minority Shares free and clear of all Liens. There are no shareholders' agreements with respect to the Minority Shares. Upon Closing, Overseas shall own all of the combined issued and outstanding capital stock of the Operating Subsidiaries other than the Minority Shares and other than the shares owned by those Persons listed on EXHIBIT F (the "Enarco Affiliates").

                 (c) CAPITALIZATION OF THE COMPANY. Included in the issued and outstanding capital shares of the Company are 91,962 Class G Redeemable Preferred 6% Shares (the "Class G Shares"). The Class G Shares are redeemable by the Company for $2,758,860.00, plus the Dividend Preference (as defined in the Company's Amended and Restated Articles of Association), although the Company and the Company Shareholders have entered into two agreements with the holder of the Class G Shares, executed copies of such agreements having been previously delivered to Purchaser.

         3.3     NO CONSENTS REQUIRED; ABSENCE OF VIOLATIONS OR CONFLICTS.

                 (a) No Consents Required. Except as set forth on SCHEDULE 3.3(a), no consent, authorization, clearance, order or approval, or filing or registration (collectively, "Authorizations") of or with any executive, judicial or other public authority, agency, department, bureau, division, unit or court or other public person or entity (collectively, a "Governmental Entity") or any other Authorization of or with any other third party, on the part of the members of the Selling Group, Overseas or the Unpurchased Subsidiaries is required in connection with the execution and delivery of the Selling Group Delivered Agreements (defined below) and the consummation by the members of the Selling Group, Overseas and the Unpurchased Subsidiaries of the transactions contemplated by, or other compliance with or performance under, the Selling Group Delivered Agreements. The Company and its Subsidiaries together hold assets in the United States having an aggregate book value of less than $15 million and did not make aggregate sales in or into the United States of $25 million or more in their respective most recent fiscal year so that no filing is required under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 (b) ABSENCE OF VIOLATIONS OR CONFLICTS. Except as set forth on Schedule 3.3(b), the execution and delivery of the Selling Group Delivered Agreements and the consummation by the members of the Selling Group, Overseas and the Unpurchased Subsidiaries of the transactions contemplated thereby, or other compliance with or performance thereunder, do not and will not with the passing of time or giving of notice or both: (i) constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, or result in the creation or imposition of any Lien upon any assets of any ROV Group Member or any Unpurchased

Subsidiary under (A) any contract, agreement, commitment, undertaking or understanding (including rights of first refusal or similar rights or other transfer restrictions), (B) any judgment, decree or order of any Governmental Entity, (C) any applicable Laws (defined below) or (D) the governing or organizational documents of any member of the Selling Group; or (ii) create, or cause the acceleration of the maturity of, any debt, obligation or liability or result in any Lien or other claim upon the assets, of any ROV Group Member.

         3.4 FINANCIAL STATEMENTS. One of the Selling Group Representatives and/or the Company has previously furnished Purchaser with true and complete copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1996 and December 31, 1997 and the related combined statements of operations, shareholders' equity and cash flows for the respective years then ended, including the notes thereto, together with the unqualified audit reports thereon of Price Waterhouse LLP, independent certified public accountants, and have furnished Purchaser with a true and complete copy of the unaudited consolidated balance sheet and related combined statement of operations of the Company and its Subsidiaries for the period from January 1, 1999 through March 26, 1999. Except as set forth on
SCHEDULE 3.4 with respect to the financial statements described above or delivered pursuant to Section 5.7, the Financial Statements (defined below) have been prepared from, and are in accordance with, the books and records of the entities to which they relate and present fairly, in all material respects, the financial position and results of operations of the entities to which they relate as of the dates and for the periods indicated, and the Financial Statements are in conformity with GAAP and include all adjustments that are necessary for the fair presentation in all material respects of the financial position of the entities to which they relate and the results of operations and cash flows, and except that Financial Statements other than the audited year-end financial statements are generally in conformity with GAAP, are prepared for management purposes, are unaudited, do not include footnotes and do not reflect the effect of normal year-end adjustments.

         3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on
SCHEDULE 3.5 or contemplated by Sections 5.16, 5.17 or 5.18 of this Agreement, since March 26, 1999, there has not been: (a) any material adverse change in the assets, liabilities, business, financial condition, results of operations or prospects of Overseas or any Operating Subsidiary; (b) any material damage, destruction, loss or casualty to property or assets of Overseas or any Operating Subsidiary, whether or not covered by insurance; (c) any strike, work stoppage or slowdown or other labor trouble; (d) any declaration, setting aside or payment of any dividend or distribution (whether in cash, capital shares or property) with respect to the shares in the capital of Overseas or any Operating Subsidiary; (e) any redemption or other acquisition by Overseas or any Operating Subsidiary of any of the shares in the capital of Overseas or any Operating Subsidiary; (f) any split, combination, reclassification or other similar change in the outstanding shares in the capital of Overseas or any Operating Subsidiary; (g) any transaction entered into by Overseas or any Operating Subsidiary other than in the ordinary course of business; or (h) any agreement to do any of the foregoing. Since March 26, 1999, there has not been any issuance by Overseas or any Operating Subsidiary of any shares, or options, calls or commitments relating to capital shares, or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any of its capital shares.

         3.6 ABSENCE OF UNDISCLOSED LIABILITIES. For purposes of this Agreement, the term "Liabilities" shall include Overseas' or any Operating Subsidiary's debts, liabilities or obligations of any kind whatsoever, whether accrued, absolute, contingent or otherwise and whether due or to become due in the future (collectively, "Liabilities"). Except as set forth in SCHEDULE 3.6 or in the Financial Statements for the quarterly period ended March 26, 1999, Overseas and each Operating Subsidiary: (a) as of March 26, 1999, did not have any material Liabilities; (b) since March 26, 1999, have not incurred any material Liabilities (other than liabilities or obligations incurred in the ordinary and usual course of business after March 26, 1999); and (c) since March 26, 1999, have not conducted their business otherwise than in the ordinary and usual course. Neither Overseas nor any Operating Subsidiary is in default under any of its material contracts or agreements and, to the knowledge of any member of the Selling Group, no other party to such material contracts or agreements is in default thereunder. No action or event has occurred which with notice or lapse of time or both would constitute a default under any material contract or agreement of Overseas or any Operating Subsidiary.

         3.7 LEGAL PROCEEDINGS. Except as set forth on SCHEDULE 3.7: (a) there is no claim, action, suit or proceeding pending or, to the knowledge of any member of the Selling Group, threatened against any ROV Group Member or any of its respective properties or assets (or any of their officers or directors in connection with the business of any ROV Group Member) or any Company Shareholder before any arbitrator or Governmental Entity, domestic or foreign, which in the event of a final adverse determination, considered individually or in the aggregate with all other such claims, actions, suits or proceedings, would materially adversely affect the assets, liabilities, financial condition, results of operations or business of any ROV Group Member, or which seeks damages in connection with any of the transactions contemplated by this Agreement or seeks to prohibit, restrict or delay consummation of the transactions contemplated hereby or any of the conditions to consummation of the transactions contemplated hereby or to limit the right of Newco to control Overseas and, indirectly, each Operating Subsidiary or any aspect of the business of Overseas or any Operating Subsidiary after the Closing, nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or any other person outstanding against any ROV Group Member having any such effect, nor has any ROV Group Member received notice of any investigation by any Governmental Entity, arbitrator or any other person against any ROV Group Member which would have such effect; and (b) no ROV Group Member is a party to or bound by any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or any other person against any ROV Group Member that, when considered individually or in the aggregate with all other such judgments, decrees, injunctions, rulings or orders, materially adversely affects the assets, liabilities, financial condition, results of operations or business of any ROV Group Member.

         3.8     Environmental Matters.  Except as set forth on SCHEDULE 3.8:

                 (a) Overseas and each Operating Subsidiary has obtained all Authorizations (defined below), kept all records and made all filings required by applicable Environmental Laws (defined below) for the kinds of businesses and operations conducted by Overseas and each Operating Subsidiary with respect to emissions or discharges into the environment and the proper disposal of any hazardous wastes, hazardous substances, or other hazardous or toxic materials as defined in the

Environmental Laws. Overseas and each Operating Subsidiary has conducted its operations and will consummate the transactions contemplated by this Agreement in compliance in all material respects with all Environmental Laws and all Authorizations obtained pursuant thereto for the kinds of businesses and operations conducted by Overseas and each Operating Subsidiary.

                 (b) The term "Environmental Laws" shall mean all Laws relating to pollution or protection of the environment, as applicable in each of the respective jurisdictions in which Overseas or any Operating Subsidiary has or has had operations or conduct or has conducted business.

         3.9 GOVERNMENTAL AUTHORIZATION AND COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 3.9, Overseas and each Operating Subsidiary has been and is in material compliance with all laws, ordinances, regulations, policies, orders or rules (collectively "Laws") of all Governmental Entities applicable to Overseas and each Operating Subsidiary or its businesses, properties or assets and has not been and is not in violation of its organizational or governing documents. Overseas and each Operating Subsidiary holds all licenses, permits, certificates, franchises, registrations, consents, Authorizations or other rights filed with, granted, issued by, or entered by any Governmental Entity that are required for the conduct of its business as now being conducted (collectively, "Operating Subsidiary Licenses"). The Operating Subsidiary Licenses are valid and in full force and effect, and the terms of the Operating Subsidiary Licenses are not subject to any restrictions or conditions that limit or would limit the operations of the business of Overseas and each Operating Subsidiary as presently conducted, other than restrictions or conditions generally applicable to licenses of that type. There are no proceedings pending or, to the knowledge of Overseas and each Operating Subsidiary, complaints or petitions by others, or threatened proceedings, before any Governmental Entity relating to the business or operations of Overseas and each Operating Subsidiary or the Operating Subsidiary Licenses.

         3.10 INTELLECTUAL PROPERTY. Except (a) as set forth on SCHEDULE 3.10,
(b) for any sublicense or license granted to Overseas or any Operating Subsidiary pursuant to the License Agreement and (c) for licenses of generally available computer programs, Overseas and each Operating Subsidiary owns, or owned during all periods of use, all patents, trademarks, service marks, tradenames, copyrights or applications for the foregoing, and all computer programs, firmware and documentation relating thereto, and trade secrets and other intellectual properties (collectively, the "Intellectual Property") that are or were used in the conduct of the business of Overseas and each Operating Subsidiary. Except as set forth on SCHEDULE 3.10, Overseas and each Operating Subsidiary has and has had the unrestricted right to produce, market, license and sell all of the products and services produced, marketed and licensed by it and the consummation of the transactions contemplated by this Agreement will not alter or impair any such rights.
SCHEDULE 3.10 lists all of the Intellectual Property other than trade secrets, which have been separately disclosed to Purchaser, and lists all licenses or other agreements (other than licenses of generally available computer programs) pursuant to which Overseas or any Operating Subsidiary has any right to use or enjoy any Intellectual Property that is owned by others or pursuant to which Overseas or any Operating Subsidiary is under a duty of confidentiality with respect to any Intellectual Property owned by others
(the "Intellectual Property Agreements"). All of the Intellectual Property is owned free and clear of all assignments, licenses, sublicenses, and Liens, including claims of employees, former employees or independent contractors of Overseas or any Operating Subsidiary, and neither

Overseas nor any Operating Subsidiary has received notice that the use of any of the Intellectual Property in the business of Overseas or any Operating Subsidiary, any of the products or services of Overseas or any Operating Subsidiary or any products held for future sale or license by Overseas or any Operating Subsidiary violates or infringes upon the claimed rights of others and, to the knowledge of any member of the Selling Group, there is no valid basis for such a claim. As to the Intellectual Property Agreements, except as set forth on SCHEDULE 3.10: (a) all are in full force and effect; (b) neither Overseas nor any Operating Subsidiary is, nor, to the knowledge of any member of the Selling Group, is any other party thereto, in default under any Intellectual Property Agreement; (c) neither Overseas nor any Operating Subsidiary is obligated to make any royalty, transfer or similar payments under any Intellectual Property Agreement; (d) the rights of Overseas or any Operating Subsidiary under the Intellectual Property Agreements will not be affected by the consummation of the transactions provided for herein; and (e) to the best knowledge of any member of the Selling Group, the exercise by Overseas or any Operating Subsidiary of its rights under any Intellectual Property Agreement will not infringe upon the rights of others.

         3.11 EMPLOYEE PLANS. All plans or arrangements (including but not limited to any retirement, health, life, shares, bonus, compensation, incentive or fringe benefit plans) whether formal or informal, providing benefits for, or the welfare of, any or all of the current or former employees, agents or directors of Overseas or any Operating Subsidiary or any or their Affiliates (defined below) (including but not limited to any entity which together with Overseas or any Operating Subsidiary is treated as a single employer pursuant to Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") or the beneficiaries or dependents thereof) have fully complied with the requirements of all Laws and all documents evidencing the terms and intent of such plans both in form and in operation.

         3.12 TAX MATTERS. Except as disclosed on SCHEDULE 3.12, all taxes arising under any Law in the foreign jurisdictions in which Overseas or any Operating Subsidiary conducts business, including, without limitation, any income, profits, employment, sales, use, value-added occupations, excise, real property, personal property or ad valorem tax or any license or franchise fee or tax and all penalties and interest related thereto (collectively, "Taxes") due and payable by Overseas and the Operating Subsidiaries have been paid or provided for in the Financial Statements and are not delinquent, and all Taxes not yet due have been fully accrued on the books of Overseas and the Operating Subsidiaries and set forth in the Financial Statements in accordance with GAAP and adequate reserves have been established therefor. Except as set forth on SCHEDULE 3.12, there are no pending claims asserted for Taxes against Overseas or any Operating Subsidiary or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Overseas or any Operating Subsidiary for any period, and Overseas and the Operating Subsidiaries have timely filed all tax returns required to be filed under the Laws of the foreign jurisdictions in which they conducted business and all other returns required to be filed with respect to Taxes taking into account any extensions for the filing thereof.

         3.13 TITLE TO PROPERTIES; ADEQUACY. Overseas and each of the Operating Subsidiaries has good and clear (in the case of real property) or valid (in the case of personal property) title to or valid leasehold interests in all of its respective properties and assets reflected in the Financial Statements for the quarterly period ended March 26, 1999 (or acquired after March 26, 1999 by Overseas or the

Operating Subsidiaries), or not reflected on the Financial Statements but used by Overseas or the Operating Subsidiaries, free and clear of any title defects or Liens, except (a) Liens securing debt reflected as liabilities on the latest balance sheet included in the Financial Statements, (b) Liens for current Taxes and assessments not in default, (c) mechanics', carriers', workers', repair persons', statutory or common law Liens either not delinquent or being contested in good faith and (d) Liens, covenants, rights-of-way, building or use restrictions, easements, exceptions, variances, reservations and other matters or limitations of any kind, if any, which do not have an adverse effect on Overseas' or such Operating Subsidiaries' use of any of its respective real property for the purposes currently used. No person other than Overseas or an Operating Subsidiary is currently entitled to possession of any of the properties of Overseas or the Operating Subsidiaries, whether owned or leased by Overseas or the Operating Subsidiary. So far as is known to any member of the Selling Group, the buildings, structures and improvements owned or leased by Overseas and each of the Operating Subsidiaries conform in all material respects to all applicable Laws, including zoning regulations, none of which would upon consummation of the transactions contemplated hereby adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. Except as disclosed on SCHEDULE 3.13, the properties and assets owned or leased by Overseas and each of the Operating Subsidiaries (including any assets to be transferred pursuant to Section 5.20) are adequate for the conduct of its business as presently conducted, are adequately insured, and are in good repair and operating condition, normal wear and tear excepted.

         3.14 AUTHORIZATION. With respect to this Agreement and any other agreements, instruments and documents executed and delivered by the members of the Selling Group, Overseas and the Unpurchased Subsidiaries pursuant to this Agreement (this Agreement and such other agreements, instruments and documents are collectively referred to as the "Selling Group Delivered Agreements"): (a) each member of the Selling Group, Overseas and each of the Unpurchased Subsidiaries has the right, power and authority to enter into the Selling Group Delivered Agreements executed and delivered by it and to consummate the transactions contemplated thereby, and otherwise to comply with and perform its obligations thereunder; (b) the execution and delivery by each member of the Selling Group, Overseas and each of the Unpurchased Subsidiaries of the Selling Group Delivered Agreements and the consummation by each member of the Selling Group, Overseas and each of the Unpurchased Subsidiaries of the transactions contemplated on its part thereby has been duly authorized by the Board of Directors or other governing body of such member of the Selling Group, Overseas or such Unpurchased Subsidiary and the shareholders of the Company and the shareholders of any other Subsidiaries of the Company, where required; (c) no other action on the part of any member of the Selling Group, Overseas or any Unpurchased Subsidiary is necessary to authorize the execution and delivery of the Selling Group Delivered
Agreements by such member of the Selling Group, Overseas or such Unpurchased Subsidiary or the consummation by such member of the Selling Group, Overseas or such Unpurchased Subsidiary of the transactions contemplated thereby; and
(d) the Selling Group Delivered Agreements will, when executed and delivered by such member of the Selling Group, Overseas or such Unpurchased Subsidiary, constitute such member of the Selling Group's, Overseas' or such Unpurchased Subsidiary's valid and binding obligations enforceable against such member of the Selling Group, Overseas or such Unpurchased Subsidiary in accordance with their terms, except (i) as such enforcement may be limited by bankruptcy, reorganization, insolvency or other Laws and court decisions relating to or affecting the enforcement of creditors' rights generally (including but not limited to statutory or other Laws regarding fraudulent transfers), and (ii) as to the availability of specific performance or other equitable remedies.

         3.15 NO CLAIMS AGAINST THE OPERATING SUBSIDIARIES OR OVERSEAS. Neither any member of the Selling Group nor any Unpurchased Subsidiary has any claim against Overseas or the Operating Subsidiaries, except for accounts receivable and/or payable incurred in the ordinary course of business of the Company or the Unpurchased Subsidiaries and included in the books of the Company or the Unpurchased Subsidiaries, and except as otherwise specifically provided in this Agreement.

         3.16 BROKERS, FINDERS AND INVESTMENT BANKERS. Except for RTD International, Inc., which will receive a commission from certain Company Shareholders in connection with the transactions contemplated by this Agreement, no member of the Selling Group or any of their respective officers, directors, shareholders or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' or similar fees in connection with the transactions contemplated by this Agreement.

         3.17 ACCURACY OF SCHEDULES, CERTIFICATES AND DOCUMENTS. All information concerning the Company and its Subsidiaries contained in this Agreement, in any certificate furnished to Purchaser, Vidor or Newco pursuant hereto and in each schedule hereto is both complete (in that, except as otherwise stated therein, it represents all the information called for and does not omit to state any material fact necessary to make the statements contained therein not misleading) and accurate in all material respects; and all documents furnished to Purchaser, Vidor or Newco pursuant to this Agreement as being documents described in this Agreement or in any schedule hereto are true and correct copies of the documents which they purport to represent.


                                    ARTICLE 4

          REPRESENTATIONS AND WARRANTIES OF PURCHASER, VIDOR AND NEWCO

         Purchaser, Vidor and Newco jointly and severally represent and warrant to the members of the Selling Group as follows:

         4.1 ORGANIZATION. Purchaser, Vidor and Newco are corporations duly organized, validly existing and in Good Standing under the laws of their respective jurisdictions of organization and have the corporate power and authority to own all of their properties and assets and to carry on their businesses as they are now being conducted, and are duly qualified to conduct such business as is currently being conducted and are in Good Standing in all jurisdictions in which they are required to be qualified and in which the failure to be so qualified would materially and adversely affect the financial condition, business or results of operations of Purchaser, Vidor or Newco.

         4.2 AUTHORITY. Purchaser, Vidor and Newco have the corporate power and authority to execute and deliver this Agreement and any other agreements, instruments and documents executed and delivered by Purchaser, Vidor or Newco pursuant to this Agreement (this Agreement and such other agreements, instruments and documents are collectively referred to as the "Purchaser Delivered Agreements") and to consummate the transactions contemplated on the part of Purchaser or Newco thereby. The execution and delivery by Purchaser, Vidor and Newco of the Purchaser Delivered Agreements and the consummation by Purchaser, Vidor and Newco of the transactions contemplated on their part thereby have been duly authorized by their respective Boards of Directors. No other corporate action on the part of Purchaser, Vidor or Newco is necessary to authorize the execution and delivery of the Purchaser Delivered Agreements by Purchaser, Vidor or Newco or the consummation by Purchaser, Vidor or Newco of the transactions contemplated thereby. The Purchaser Delivered Agreements will, when executed and delivered by Purchaser, Vidor and Newco, constitute Purchaser's, Vidor's and Newco's valid and binding obligations enforceable against Purchaser, Vidor and Newco in accordance with their terms, except (a) as such enforcement may be limited by bankruptcy, reorganization, insolvency or other Laws and court decisions relating to or affecting the enforcement of creditors' rights generally (including but not limited to statutory or other Law regarding fraudulent transfers), and (b) as to the availability of specific performance or other equitable remedies.

         4.3 NO CONSENTS REQUIRED. Except for Authorizations as may be required under the Laws of any foreign country in which Overseas or any Operating Subsidiary conducts any business or owns any property or assets, no Authorization of or with any Governmental Entity is required in connection with the execution and delivery of the Purchaser Delivered Agreements by Purchaser, Vidor and Newco or the consummation by Purchaser, Vidor and Newco of the transactions contemplated thereby, or other compliance with or performance under, the Purchaser Delivered Agreements, where the failure to make or obtain such Authorization would have a material and adverse effect on the ability of Purchaser, Vidor and Newco to consummate the transactions contemplated by the Purchaser Delivered Agreements.

         4.4 ABSENCE OF VIOLATIONS OR CONFLICTS. The execution and delivery of the Purchaser Delivered Agreements by Purchaser, Vidor and Newco do not and the consummation by Purchaser, Vidor and Newco of the transactions contemplated thereby does not and will not (a) violate or conflict with any provision of the organizational and governing documents of Purchaser, Vidor or Newco or (b) violate or conflict with, or result (with the giving of notice or the lapse of time or both) in a violation of or constitute a default under, any injunction, judgment, decree or order of any Government Entity to which Purchaser, Vidor or Newco is a party or by which Purchaser, Vidor or Newco or their assets or properties is bound or any applicable Laws.

         4.5 BROKERS, FINDERS AND INVESTMENT BANKERS. Neither Purchaser, Vidor, Newco nor any of their respective officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' or similar fees in connection with the transactions contemplated by this Agreement.

         4.6 ACCURACY OF SCHEDULES, CERTIFICATES AND DOCUMENTS. All information concerning Purchaser, Vidor or Newco contained in this Agreement or in any schedule, certificate or document furnished to either Selling Group Representative pursuant hereto is both complete (in that, except as otherwise stated therein, it represents all the information called for and does not omit to state any material fact necessary to make the statements contained therein not misleading) and accurate in all material respects; and all documents furnished to either Selling Group Representative pursuant to this Agreement as being documents described in this Agreement or in any schedule hereto are true and correct copies of the documents which they purport to represent.

                                    ARTICLE 5

                       ADDITIONAL COVENANTS AND AGREEMENTS

         5.1 CONDUCT OF BUSINESS PENDING THE CLOSING. During the period from the date hereof to the Closing Date (except as required by Law or as contemplated by this Agreement):

                 (a) OPERATION OF OVERSEAS AND THE OPERATING SUBSIDIARIES IN THE ORDINARY COURSE OF BUSINESS. Each member of the Selling Group and Overseas shall use its best efforts to cause Overseas and each of the Operating Subsidiaries to conduct their operations according to their ordinary and usual course of business in substantially the same manner as heretofore conducted and use their reasonable best efforts to preserve intact their business organization, to keep their properties adequately insured, to keep available the services of their officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with Overseas and the Operating Subsidiaries.

                 (b) FORBEARANCES BY THE COMPANY AND ITS SUBSIDIARIES. Except as set forth on Schedule 5.1(b), without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, each member of the Selling Group shall use its best efforts not to allow Overseas or the Operating Subsidiaries, and in the case of Sections 5.1(b)(ix), (x), (xii) and (xiii) (with respect to (ix), (x) and (xii)), the Company or any of its Subsidiaries, to:

                        (i) except as otherwise permitted pursuant to clause
                 (viii) below, incur any Liability other than current Liabilities incurred in the ordinary and usual course of business, or fail to pay any Liability when due or take or fail to take any action, the taking of which, or the failure to take of which, would permit any Liability to be accelerated;

                        (ii) assume, guarantee, endorse or otherwise become
                 responsible for the obligations of any other individual, firm or corporation, other than endorsements of negotiable instruments in the ordinary course of business, or make any loans or advances to any individual, firm or corporation;

                        (iii) declare, set aside or pay any dividend in cash or
                 property with respect to its capital shares or declare or make any distribution in cash or property on, redeem, or purchase or otherwise acquire any ROV Group Member Shares, or split, combine or otherwise similarly change the outstanding ROV Group Member Shares, or authorize the creation or issuance of or issue or sell any capital shares or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any of its capital shares, or agree to take any such action;

                        (iv) mortgage, pledge or otherwise encumber any property
                 or asset, except in the ordinary and usual course of business;

                        (v) sell, lease, transfer or dispose of any of its
                 properties or assets, waive or release any rights or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it, except for sales of products in the ordinary and usual course of business and except as contemplated by this Agreement;

                        (vi) make any investments of a capital nature either by
                 purchase of shares or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation, except in the ordinary and usual course of business;

                        (vii) fail to perform its material obligations under
                 material contracts (except those being contested in good faith) or enter into, assume or amend in any material respect any material contract or commitment other than contracts to purchase or sell goods or provide services entered into in the ordinary and usual course of business;

                        (viii) except for regularly scheduled increases in
                 accordance, both as to timing and amount, with normal prior practice, increase in any manner the compensation or fringe benefits of any of its officers or employees or pay or agree to pay any pension or retirement allowance not required by any existing plan or agreement to any such officers or employees, or commit itself to or enter into any employment agreement or any incentive compensation, deferred compensation, profit sharing, stock option, share purchase, savings, consulting, retirement, pension or other "fringe benefit" plan, award or arrangement with or for the benefit of any officer, employee or other person;

                        (ix) permit any insurance policy naming it as a
                 beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse, unless it makes reasonable efforts to obtain simultaneously with such termination or cancellation replacement policies providing substantially the same coverage on commercially reasonable terms and, if so available, such policies are in full force and effect;

                        (x)   amend its governing or organizational documents;

                        (xi) enter into any union, collective bargaining or similar agreement;

                       (xii) consolidate or merge with any corporation or other entity; or

                       (xiii) enter into an agreement to take any of the
                 actions described in clauses (i) through (xii).

         In connection with the continued operation of the business of Overseas and the Operating Subsidiaries between the date of this Agreement and the Closing Date, the Company shall, and the Company shall cause the ROV Group Members to, confer in good faith on a regular basis with one or more representatives of Purchaser or Newco designated in writing to receive reports on operational matters of materiality and the general status of ongoing operations. The members of the Selling Group acknowledge that neither Purchaser, Vidor nor Newco thereby waives any rights it may have under this Agreement as a result of this covenant to engage in consultations nor shall Purchaser, Vidor or Newco be responsible for any decisions made by the Company's or any of its Subsidiaries' officers and directors with respect to matters which are the subject of such consultation.

                 (c) INVESTIGATION. While the parties acknowledge that Purchaser's, Vidor's and Newco's due diligence investigation has been substantially completed, after the date of this Agreement, the Company shall cause Overseas and the Operating Subsidiaries to permit Purchaser, Vidor and Newco to make or cause to be made such investigation of the business and properties of Overseas and the Operating Subsidiaries and their financial and legal condition as Purchaser, Vidor and Newco deem necessary or advisable to familiarize themselves therewith and to update their previous due diligence investigation, provided that such investigations shall not unreasonably interfere with normal operations of the Company and its Subsidiaries and shall comply with the following. With the prior consent of the Company which will not be unreasonably withheld, Purchaser, Vidor and Newco and its authorized representatives shall have full access to the premises, books and records of Overseas and the Operating Subsidiaries with reasonable prior notice and at reasonable hours, and Overseas and the Operating Subsidiaries shall furnish Purchaser, Vidor and Newco with such financial and operating data and other information with respect to Overseas and the Operating Subsidiaries as Purchaser, Vidor and Newco may from time to time reasonably request. No investigation by Purchaser, Vidor or Newco heretofore or hereafter made shall affect the representations and warranties of the members of the Selling Group or Purchaser's, Vidor's or Newco's rights to indemnification for breaches of representations and warranties under Article 8, and each such representation and warranty shall survive any such investigation subject to Article 8. Notwithstanding the foregoing, Purchaser shall notify promptly the Company of any information or fact discovered by Purchaser, Vidor or Newco in its due diligence investigation of Overseas and the Operating Subsidiaries prior to the Closing (and not already known to Overseas, the Operating Subsidiaries or any member of the Selling Group) that Purchaser believes may constitute a breach of a representation or warranty of the members of the Selling Group in this Agreement. Unless such information or fact was already known to Overseas, the Operating Subsidiaries or any of the members of the Selling Group, upon the request of either Selling Group Representative, Purchaser, Vidor or Newco shall allow the members of the Selling Group ten (10) Business Days to cure such breach, if curable, prior to the Closing, and the Closing Date shall be delayed accordingly.

         5.2 REASONABLE BEST EFFORTS; FURTHER ASSURANCES; COOPERATION, ETC. Subject to the other provisions of this Agreement, the parties hereto shall in good faith perform their obligations under this Agreement and shall each use their reasonable best efforts to do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain all Authorizations and satisfy all conditions to the obligations of the parties under this Agreement and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement. Upon the execution of this Agreement and thereafter, each party shall take such actions and execute and deliver such documents as may be reasonably requested by the other parties hereto in order to consummate more effectively the transactions contemplated by this Agreement. The Company shall reasonably cooperate with and cause Overseas and the Operating Subsidiaries and each Selling Group Representative to cooperate with Purchaser, Vidor and Newco and their representatives to facilitate any financing by Purchaser, Vidor and Newco; PROVIDED, HOWEVER, it being expressly understood by Purchaser, Vidor and Newco that receipt by Purchaser, Vidor and Newco of any such financing shall not be a condition to Purchaser's, Vidor's and Newco's obligation to consummate the transactions contemplated by this Agreement. Purchaser, Vidor and Newco may disclose information concerning Overseas and the Operating Subsidiaries or the transactions contemplated by this Agreement, including, without limitation,
(a) in connection with any such financing, (b) in any filings with the Securities and Exchange Commission or other Governmental Entities; PROVIDED, HOWEVER, that any filings made with the Securities and Exchange Commission shall not include schedules or exhibits to this Agreement unless required under applicable Law or specifically requested by such agency, (c) as required by applicable Law, or (d) in any press releases, statements or communications deemed necessary or appropriate by Purchaser, Vidor or Newco under applicable Law or securities regulations. The Company shall cause the Company's and its Subsidiaries' accountants to cooperate with Purchaser, Vidor and Newco in the preparation of and filing, in accordance with applicable law, with the Securities and Exchange Commission and filing with other Governmental Entities of required reports of the Purchaser with respect to such financial statements and historical pro forma financial information of Overseas and the Operating Subsidiaries, on the one hand, or the Company and its Subsidiaries, on the other hand, as may be required pursuant to the requirements of the United States Securities and Exchange Commission ("SEC") for filing under Form 8-K. Notwithstanding the foregoing, Purchaser, Vidor and Newco acknowledge that the Company and its Subsidiaries are private companies and in connection with any financing, Purchaser, Vidor and Newco will limit disclosure of Confidential Information (defined below) or Trade Secrets (defined below) of the Company and its Subsidiaries to what is reasonably necessary or appropriate in connection with the particular financing and will seek and use reasonable efforts to obtain appropriate confidentiality agreements from recipients of such Confidential Information and Trade Secrets.

         5.3 EXPENSES. Except as otherwise provided in this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses (including any brokerage commissions or any finder's or investment banker's fees and including attorney's and accountant's fees) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; PROVIDED, HOWEVER, that the costs and expenses reasonably incurred by the Company and the Unpurchased Subsidiaries after the Closing in the performance of their obligations under Section 5.2 or otherwise upon the request of Purchaser shall be paid by Purchaser.

         5.4 NO SOLICITATION OF TRANSACTIONS. Prior to the termination and abandonment of this Agreement, none of the members of the Selling Group: will, or will allow the ROV Group Members or their Affiliates, officers, directors, or representatives to: (a) solicit, initiate or encourage submission of proposals or offers from any person other than Purchaser, Vidor or Newco relating to any acquisition or purchase of all or a material part of the stock or assets of, or any merger, consolidation, share exchange or business combination with, or any recapitalization, restructuring or issuance or offering of debt or equity securities of, Overseas or the Operating Subsidiaries (an "Acquisition Proposal"); or (b) participate in any discussions or negotiations regarding, or furnish to any person other than Purchaser, Vidor and Newco and their representatives, any information with respect to, or otherwise cooperate in any way with or assist, facilitate or encourage, any Acquisition Proposal by any person other than Purchaser, Vidor or Newco. The members of the Selling Group will immediately cease and cause to be terminated any existing activity, discussions or negotiations with any person other than Purchaser, Vidor or Newco and their representatives conducted prior to the execution and delivery of this Agreement with respect to any Acquisition Proposal. If, notwithstanding the foregoing, any of the members of the Selling Group or any of their Affiliates or representatives, Overseas or the Operating Subsidiaries should receive any Acquisition
Proposal or any inquiry regarding any such proposal from a third party, the person or entity receiving such a proposal (or in the case of an Acquisition Proposal made to Overseas or the Operating Subsidiaries, each Selling Group Representative) shall promptly inform Purchaser, Vidor and Newco. For purposes of this Agreement, the term "Affiliate" shall have the meaning given that term in Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended.

         5.5 PUBLIC ANNOUNCEMENTS. Prior to the Closing, all notices, releases, statements and communications to the news media or press relating to this Agreement or the transactions contemplated hereby shall be made in such manner as determined by Purchaser, subject to the approval of each Selling Group Representative, which approval will not be unreasonably withheld or delayed.

         5.6 NONCOMPETITION; NONDISCLOSURE. Except as set forth on SCHEDULE 5.6 and on a several basis only as regards the Company Shareholders among each other:

                 (a) SCOPE AND REASONABLENESS OF RESTRICTIONS. Each of the members of the Selling Group and the Unpurchased Subsidiaries acknowledges that Overseas and the Operating Subsidiaries are engaged in the business of designing, developing, manufacturing and selling (i) dry cells and batteries of the zinc-carbon type having an anode of zinc, a cathode consisting of carbon and manganese dioxide, and an immobilized electrolyte of which ammonium chloride and/or zinc chloride are the principal constituents, (ii) dry cells and batteries of the alkaline-manganese type having an anode of zinc, a cathode of manganese dioxide, and an immobilized electrolyte of which potassium hydroxide is the principal constituent and (iii) lighting devices similar to those marketed in the Territory (defined below) on the date hereof (the "Business") and that Overseas and the Operating Subsidiaries conduct the Business throughout all countries of the world except those identified on SCHEDULE 5.6 (the "Territory") and that Newco would not purchase the Shares without the assurance that each of the members of the Selling Group and each of the Unpurchased Subsidiaries will not engage in the activities prohibited by this Section 5.6 for the periods set forth herein, and to induce Newco to consummate the purchase of the Shares, each of the members of the Selling Group and each of the Unpurchased Subsidiaries agrees to restrict its actions and those of its Affiliates throughout the Territory and otherwise as provided in this Section
5.6. Each of the members of the Selling Group and each of the Unpurchased Subsidiaries acknowledges that such restrictions are reasonable in light of the business of Purchaser, Vidor and Newco and the benefits of the transactions contemplated by this Agreement to the members of the Selling Group and the Unpurchased Subsidiaries; provided, however, that such restrictions shall not apply to any activities undertaken by such individuals after the Closing solely in their capacities as employees, consultants or distributors of Overseas or the Operating Subsidiaries, Newco, Vidor or Purchaser, if such individuals are in fact so employed, engaged or authorized by Overseas, the Operating Subsidiaries, Newco, Vidor or Purchaser after the Closing. For purposes of this Section
5.6, Purchaser's, Vidor's and Newco's Affiliates shall include, without limitation, Overseas and the Operating Subsidiaries.

                 (b) USE OF NAMES. Each of the members of the Selling Group and each of the Unpurchased Subsidiaries agrees that from and after the Closing neither such member of the Selling Group, such Unpurchased Subsidiary nor any of their Affiliates will, either individually or jointly, manage, operate, join, control or participate in the ownership, management or control of any business under the name or style of the Company or any of its Subsidiaries, or any name or style incorporating any such name or style or any name or style confusingly similar to such name or style. At the Closing or as soon as practicable thereafter, but in any event within three (3) months after the Closing, the Company and each of the Unpurchased Subsidiaries will change its name (and will cause each of its respective Affiliates to change its name) to one not including the acronym "ROV," the word "Rayovac" or "Ray-O-Vac" or any other similar acronym, word or phrase.

                 (c) NONCOMPETITION. During the period commencing on the Closing Date and terminating on the third anniversary thereof (the "Noncompete Period"), except as set forth on SCHEDULE 5.6, neither any of the members of the Selling Group, any of the Unpurchased Subsidiaries nor any of their Affiliates shall either engage directly in the Business within the Territory, or act as consultant, advisor, independent contractor, officer, manager, employee, principal, agent, trustee of any corporation, partnership, association or agent or agency, or directly or indirectly own more than twenty-five percent of the outstanding capital stock of any corporation, or be a member or employee of any partnership or any owner or employee of any other business, any of which is engaged in the Business in the Territory during the Noncompete Period.

                 (d) NO INTERFERENCE WITH CUSTOMERS. During the Noncompete Period, neither any of the members of the Selling Group, any of the Unpurchased Subsidiaries nor any of their Affiliates shall induce a Customer (defined below): (i) to buy from any business entity engaged in the Business in the Territory (other than Purchaser, Vidor, Newco or an Affiliate thereof); or (ii) to withdraw, curtail or cancel such Customer's business with Purchaser, Vidor, Newco or its Affiliates. As used in this Section 5.6, "Customer" means any actual customer of Purchaser, Vidor, Newco or their Affiliates, or any potential customer of Purchaser, Vidor, Newco or their Affiliates, served or actually solicited by Purchaser, Vidor, Newco or the Company or its Subsidiaries within the twelve-month period prior to the Closing Date.

                 (e) NO INTERFERENCE WITH EMPLOYEES. Except with respect to employees identified on SCHEDULE 5.6 and except with the consent of Purchaser, such consent not to be unreasonably withheld, with respect to employees terminated by Purchaser, Vidor or Newco and with respect to employees who terminate their employment "for cause" as such term is described in the Change of Control Severance Agreements (as defined in SCHEDULE 3.3(b)), each member of the Selling Group and each Unpurchased Subsidiary agrees that, during the Noncompete Period, neither any of the members of the Selling Group, any of the Unpurchased Subsidiary nor any of their Affiliates will directly or indirectly request or induce any employee to terminate his employment with Purchaser, Vidor, Newco or their Affiliates and accept employment with another business entity engaged in the Business in the Territory, or hire during the Noncompete
Period, any employee within twelve months after termination of such employee's employment with Purchaser, Vidor, Newco or any of their Affiliates.

                 (f)    TRADE SECRETS; CONFIDENTIAL INFORMATION.

                        (i) Each of the members of the Selling Group and the
                 Unpurchased Subsidiaries recognizes and acknowledges that it has had access to certain highly sensitive, special, unique information of Overseas and the Operating Subsidiaries that is confidential or proprietary. Except as set forth on SCHEDULE 5.6, each of the members of the Selling Group and the Unpurchased Subsidiaries hereby covenants and agrees that each member of the Selling Group, the Unpurchased Subsidiaries and any of their Affiliates will not (A) as to Trade Secrets, as long as they remain Trade Secrets, and (B) as to Confidential Information, during the Noncompete Period, use or disclose any Trade Secrets or Confidential Information, except for disclosures to authorized representatives of the Operating Subsidiaries, Newco, Vidor or Purchaser; provided, however, that the foregoing restrictions shall not apply to (1) items that have entered the public domain other than by an unauthorized disclosure by any member of the Selling Group, any Unpurchased Subsidiary or any of their Affiliates, (2) any items required to be disclosed by a Governmental Entity or under applicable Laws, or (3) Confidential Information received subsequently from third parties not known by such member of the Selling Group or such Unpurchased Subsidiary to be subject to confidentiality restrictions.

                        (ii) For purposes of this Agreement, (A) "Trade Secret"
                 means any information, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a set of guidelines, a procedure, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers of Overseas or the Operating Subsidiaries, whether currently existing or hereafter developed or acquired by Overseas or the Operating Subsidiaries, that derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or otherwise constitutes a trade secret under applicable Law; and (B) "Confidential Information" is any data or information of Overseas or the Operating Subsidiaries other than Trade Secrets, whether currently existing or hereafter developed or acquired, which is competitively sensitive and not generally known to the public.

                        (iii) Each of the members of the Selling Group and the
                 Unpurchased Subsidiaries acknowledges that all Trade Secrets and Confidential Information are and shall remain the sole, exclusive and valuable property of Overseas and the Operating Subsidiaries, Newco, Vidor or Purchaser, and that each member of the Selling Group, the Unpurchased Subsidiaries and any of their Affiliates do not have and shall acquire no right, title or interest therein. Any and all printed, typed, written or other material that any member of the Selling Group and the Unpurchased Subsidiaries or any of their Affiliates may have or obtain with respect to Trade Secrets or Confidential Information (including all copyrights therein) shall be and remain the exclusive property of Overseas, the Operating Subsidiaries, Newco, Vidor or Purchaser, and any and all such material (including any copies) shall, upon request of Purchaser, Vidor or Newco, be promptly delivered by such member of the Selling Group and the Unpurchased Subsidiaries or any of their Affiliates to the party identified in such request.

                 (g) REMEDIES. Each of the members of the Selling Group and the Unpurchased Subsidiaries acknowledges that any violation of the provisions of this Section 5.6 may cause irreparable harm to Overseas, the Operating Subsidiaries, Purchaser, Vidor or Newco and that damages are not an adequate remedy. Each member of the Selling Group and each of the Unpurchased Subsidiaries therefore agrees that Overseas, the Operating Subsidiaries, Newco, Vidor and Purchaser shall be entitled to an injunction by an appropriate court in the appropriate jurisdiction, enjoining, prohibiting and restraining any member of the Selling Group or its Affiliates from the continuance of any such violation, in addition to any monetary damages that might occur by reason of the violation of this Section 5.6. The remedies provided in this Section 5.6 are cumulative and shall not exclude any other remedies to which either party to this Agreement may be entitled under this Agreement or applicable Law, and the exercise of a remedy shall not be deemed an election excluding any other remedy (any such claim by any other party to this Agreement being hereby waived).

                 (h) MODIFICATION. The parties agree that should any portion, provision or clause of this Section 5.6 be deemed too broad to permit enforcement to its full extent, then it shall be enforced to the maximum extent permitted by Law, and each member of the Selling Group and the Unpurchased Subsidiaries hereby consent and agree that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                 (i) COVENANTS INDEPENDENT. The covenants and agreements set forth in this Section 5.6 shall be deemed and shall be construed as separate and independent covenants and agreements, and, should any portion of such covenants and agreements be held invalid, void or unenforceable by any court of competent jurisdiction, such invalidity, voidness, or unenforceability shall in no way render invalid, void or unenforceable any other portion thereof or any separate covenant not declared invalid, void or unenforceable; and this Section 5.6 shall in that case be construed as if the void, invalid or unenforceable portions were omitted.

         5.7 FINANCIAL STATEMENTS. As soon as reasonably practicable after the end of every month and prior to the Closing Date (but in no event later than the twentieth day of the following month) beginning with the month in which this Agreement is signed, the Company shall deliver or shall cause Overseas and the Operating Subsidiaries to deliver to Purchaser an unaudited combined balance sheet of Overseas and the Operating Subsidiaries or consolidated balance sheet of the Company and its Subsidiaries (whichever is required pursuant to the requirements of the SEC for filing under Form 8-K) as of the applicable scheduled end of such month, and a related combined or consolidated statement of operations for such month, which meet the standard for Financial Statements set forth in Section 3.4.

         5.8 NO TRANSFERS. Except as required under Sections 5.16, 5.17 and 5.18, after the date of this Agreement, neither any member of the Selling Group nor any ROV Group Member shall sell, pledge, encumber or otherwise transfer any or all of the Shares or the shares in any ROV Group Member or any interest therein.

         5.9 STOCK TRANSFER POWERS. In order to facilitate the redelivery to the Company of the Shares represented by the new share certificate issued in the name of Newco if the Closing does not occur after such certificate is prepared, Newco shall deliver to the Majority Selling Group Representative a blank stock transfer power covering the Shares represented by the new share certificate (the "Purchaser Stock Transfer Power"). The Company shall return the Purchaser Stock Transfer Power to Newco at the Closing.

         5.10 [INTENTIONALLY DELETED.]

         5.11 TRANSFER OF MINORITY SHARES. Overseas shall cause the owners of the Minority Shares (except to the extent such shares are owned by Overseas or any Operating Subsidiary) to deliver at the Closing to Newco (a) new share certificates representing all of the Minority Shares in the name of Newco or its designees, (b) evidence that the existing share certificates representing the Minority Shares have been duly endorsed for transfer to Newco or its designees and delivered to, canceled and reissued to Newco or its designees.

         5.12 TAXES. Neither any member of the Selling Group nor any Unpurchased Subsidiary (collectively, the "Seller Tax Group"), on the one hand, nor Purchaser, Vidor, Newco and, after the Closing, Overseas or any Operating Subsidiary (collectively, the "Buyer Tax Group," and either the Seller Tax Group or the Buyer Tax Group, a "Group"), on the other hand, shall take any position with respect to Taxes in a written submission to any taxing authority in any jurisdiction if that position would materially increase the likelihood that a member of the other Group would incur or be subject to additional Taxes in any jurisdiction without first reasonably consulting with the other Group and without reasonably cooperating with the other Group; provided, however, that nothing in this Section 5.12 shall be construed as placing any limit on the right of a member of either Group to have complete control over any submission to a taxing authority with respect to Taxes relating to that member. Following the Closing, Purchaser, Vidor and Newco will cause Overseas and the Operating Subsidiaries to provide to each of the members of the Selling Group any information (including copies of any documents) regarding Overseas and the Operating Subsidiaries as the member of the Selling Group reasonably may request in connection with the determination of any Tax liability of the members of the Selling Group or any of their direct or indirect beneficial owners for the taxable year that includes the Closing Date or any prior taxable year.

         5.13 LICENSE PURCHASE. In exchange for the payment of the License Purchase Price of $90,000,000 from Vidor and Newco, the Company and the Unpurchased Subsidiaries hereby (a) assign, effective only as of the Closing Date, (i) to Newco the rights under the License Agreement that relate to sales of existing product lines (other than alkaline products) in those geographic areas of Latin America where such products are currently being sold by the Company or its Subsidiaries and (ii) to Vidor all other rights under the License Agreement and (b) unconditionally and irrevocably hereby forever waive and release, effective only as of the Closing Date, all rights to use the Rayovac tradename and trademark and disclaim any ownership thereof. All rights and obligations under the License Agreement transferred, waived, released and disclaimed by the Company and the Unpurchased Subsidiaries pursuant to Sections
5.13 and 5.14 with respect to the geographic locations to which their respective payments relate shall inure, after the Closing Date, to Vidor and Newco and their respective successors and assigns.

         5.14 TRADEMARK AND TRADENAME RELEASE. As a condition to the other transactions contemplated by this Agreement, all parties to this Agreement other than Purchaser, Vidor, Newco and Overseas hereby, effective only as of the Closing, unconditionally and irrevocably forever waive and release all rights to use the Rayovac tradename and trademark and disclaim any ownership thereof.

         5.15           RELEASE OF CLAIMS.

                 (a) RELEASE OF PURCHASER, ETC.. Except for those matters set forth on SCHEDULE 5.15(a), effective as of the Closing Date, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the members of the Selling Group and the Unpurchased Subsidiaries do hereby unconditionally and irrevocably forever release and discharge Purchaser, Vidor, Newco and the Operating Subsidiaries, and the directors, officers, successors, assigns, legal representatives, executors, Affiliates and administrators of each of them from all obligations and liabilities to such parties, all agreements and understandings involving such parties other than this Agreement and the Selling Group Delivered Agreements, and all claims and causes of action (whether at law or in equity) of such parties against Purchaser, Vidor, Newco and the Operating Subsidiaries, and the directors, officers, successors, assigns, legal representatives, executors, Affiliates and administrators of each of them, arising prior to the execution of this Agreement, including but not limited to all claims arising out of the Share Purchase Agreement dated December 23, 1998, by and among Purchaser and the Company Shareholders and the other parties thereto (the "1998 Purchase Agreement").

                 (b) RELEASE OF THE SELLING GROUP AND THE UNPURCHASED SUBSIDIARIES. Except for those matters set forth on SCHEDULE 5.15(b), effective as of the Closing Date, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Purchaser, Vidor and Newco do hereby unconditionally and irrevocably forever release and discharge the members of the Selling Group and the Unpurchased Subsidiaries and the directors, officers, successors, assigns, legal representatives, executors, Affiliates and administrators of each of them from all obligations and liabilities to such parties, all agreements and understandings involving such parties other than this Agreement and the Purchaser Delivered Agreements, and all claims and causes of action (whether at law or in equity) of such parties against the members of the Selling Group and the Unpurchased Subsidiaries arising prior to the execution of this Agreement, including but not limited to all claims arising out of the 1998 Purchase Agreement.

         5.16 ROV-MEXICO SHARE. ROV-Mexico shall have issued one or more additional shares to one or more subsidiaries of Overseas.

         5.17 DISTRIBUTION OR SALE OF HSI. Prior to Closing, Overseas shall distribute or sell to the Company all of the issued and outstanding authorized capital shares of HSI held by Overseas.

         5.18 SALE OR TRANSFER OF ROV-MEXICO. Prior to the Closing Date, ESB shall sell or transfer to Overseas the 4.45% shareholding of the issued and outstanding capital shares of ROV-Mexico owned by ESB.

         5.19 PAYMENT OF INTERCOMPANY TRANSACTIONS. Prior to the Closing Date, the Company and the Unpurchased Subsidiaries, on the one hand, and Purchaser and its Subsidiaries, on the other hand, shall, where practicable, pay any amounts due and owing the other.

         5.20 OPERATING ASSETS. At or prior to the Closing Date, the Company and the Unpurchased Subsidiaries shall transfer to the party designated on SCHEDULE
5.20 those assets listed or described on SCHEDULE 5.20 and after the Closing Date, the Company and the Unpurchased Subsidiaries shall cease to engage in the Business.

         5.21 ACCESS TO BOOKS AND RECORDS. In order to ensure continued access to all books and records of the Company and its Subsidiaries ("Books and Records") after the Closing Date, the party in possession of any Books and
Records: (a) shall provide copies of such Books and Records to the other party within ten (10) Business Days from the other party's written request therefor or provide access to such Books and Records as well as make available such knowledgeable employees, if any, as may be reasonably requested; (b) without the other party's written consent, which shall not be unreasonably withheld, shall not fail to preserve such Books and Records for the longer of (i) five (5) years after the Closing Date or (ii) the duration of any tax audit or controversy involving any party hereto and related to tax years preceding the Closing Date (or in respect of any period for which information relating to any period prior to the Closing Date is relevant) involving any party; and (c) shall give prior written notice to the other party of its intent to dispose of such Books and Records, and shall permit the other party to make copies thereof, within a period of ten (10) Business Days after the giving of such written notice. For purposes of this Section 5.21, a "party" shall include each member of the Selling Group, each Unpurchased Subsidiary and each direct or indirect beneficial owner thereof (as well as any transferee or successor thereto).

         5.22 GUARANTEES. Purchaser shall execute customary guarantees on behalf of Overseas or any Operating Subsidiary with respect to Overseas' or any Operating Subsidiaries' purchases of raw materials where such purchases are currently being guaranteed by the Company and use reasonable best efforts to have the Company released from such guarantees. The Company's current raw materials guarantees are listed on SCHEDULE 5.22.

                                    ARTICLE 6

                       CONDITIONS PRECEDENT TO THE CLOSING

         6.1 CONDITIONS TO OBLIGATIONS OF PURCHASER, VIDOR AND NEWCO. Newco's obligation to consummate the purchase of the Shares as provided for by this Agreement and the other transactions contemplated hereby and Vidor's and Newco's obligation to pay the License Purchase Price is subject to the fulfillment to the reasonable satisfaction of Vidor and Newco, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Vidor and Newco):

                 (a) CONSENTS, AUTHORIZATIONS, ETC. The Authorizations of or with any Governmental Entity and the Authorizations of any nongovernmental third party which are required for, or in connection with, (i) the execution and delivery of this Agreement by the members of the Selling Group, Overseas and the Unpurchased Subsidiaries and the consummation by the members of the Selling Group, Overseas and the Unpurchased Subsidiaries of the transactions contemplated hereby and (ii) the consummation by Purchaser, Vidor and Newco of the transactions contemplated hereby with respect to Authorizations relating to foreign countries, shall have been obtained or made, except where the failure to obtain any such Authorization or Authorizations would not have a material adverse effect on any of Purchaser, its Subsidiaries, Overseas, the Operating Subsidiaries, Vidor or Newco or the ability of them to consummate the transactions contemplated hereby.

                 (b) INJUNCTION, ETC. The consummation of the transactions contemplated hereby will not violate the provisions of any injunction, judgment, decree, order or Law applicable or effective with respect to Purchaser, Vidor or Newco or their respective officers and directors. No suit or proceeding shall have been instituted by any person, firm or entity or, to the knowledge of Purchaser, Vidor or Newco, shall have been threatened by any Governmental Entity, which has not been withdrawn, dismissed or otherwise eliminated, and which seeks (i) to prohibit, restrict or delay consummation of the transactions contemplated hereby or to limit in any material respect the right of Purchaser, Vidor or Newco to control any material aspect of the business of Purchaser or its Affiliates, Vidor, Newco, Overseas or Operating Subsidiaries after the Closing Date, or (ii) to subject Purchaser, Vidor, Newco or their respective directors or officers to material liability on the ground that it or they have violated any Law or otherwise acted improperly in relation to the transactions contemplated by this Agreement.

                 (c) REPRESENTATIONS AND WARRANTIES; COVENANTS AND AGREEMENTS. The representations and warranties of the members of the Selling Group contained in this Agreement shall have been true and correct at the date hereof and, except for changes contemplated in this Agreement, shall also be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date, and the members of the Selling Group, Overseas and the Unpurchased Subsidiaries shall have performed or complied (or cured any noncompliance) with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

                 (d) CERTIFICATES. The Majority Selling Group Representative (defined below) shall have delivered to Purchaser, Vidor and Newco the following certificates: (i) a certificate, dated as of the Closing Date and executed by the Majority Selling Group Representative to the effect that the conditions specified in Sections 6.1(a) with respect to all of the members of the Selling Group (other than the Minority Company Shareholders (defined below)), Overseas and the Operating Subsidiaries, 6.1(b) with respect to all of the members of the Selling Group (other than the Minority Company Shareholders), Overseas and the Operating Subsidiaries, 6.1(c) with respect to all of the members of the Selling Group (other than the Minority Company Shareholders), Overseas and the Operating Subsidiaries, 6.1(g) and 6.1(i), have been satisfied; and (ii) a certificate, dated as of the Closing Date and executed by the Minority Selling Group Representative (defined below) to the effect that the conditions specified in Sections 6.1(a) with respect to all of the members of the Selling Group (other than the Majority Company Shareholders (defined below)), Overseas and the Operating Subsidiaries, 6.1(b) with respect to all of the members of the Selling Group (other than the Majority Company Shareholders), Overseas and the Operating Subsidiaries, 6.1(c) with respect to all of the members of the Selling Group (other than the Majority Company Shareholders), Overseas and the Operating Subsidiaries, 6.1(g) and 6.1(i), have been satisfied.

                 (e) DIRECTORS AND CONTROL.

                        (i) Each of the directors of Overseas and each of the
                 Operating Subsidiaries shall have delivered to Newco resignations as directors (the "Letters of Resignation") which shall be effective upon the Closing Date; and

                        (ii) Newco shall have determined that after giving
                 effect to the transactions contemplated by this Agreement it will have the right to control Overseas and each of the Operating Subsidiaries.

                 (f) ALL SHARES AND MINORITY SHARES TRANSFERRED. It shall be a condition to Newco's obligation to purchase any of the Shares that all of the Shares are purchased by Newco and that all of the Minority Shares have been transferred to Newco or its designees or owned by Overseas or any Operating Subsidiary.

                 (g) OPERATION OF THE COMPANY AND ITS SUBSIDIARIES. During the period from the date hereof to the Closing Date, the Company and its Subsidiaries shall have acted in accordance with Section 5.1(a) and, except as required by Law or as otherwise provided in this Agreement, shall not have taken any action described in Section 5.1(b).

                 (h) OPERATING SUBSIDIARY RESTRUCTURING. The restructurings contemplated by Sections 5.16, 5.17 and 5.18 shall have been consummated.

                 (i) FINANCIAL STATEMENTS. Purchaser shall have received either, whichever is determined to be required pursuant to the requirements of the SEC for filings under Form 8-K, (i) (A) true and complete copies of the audited combined balance sheets of Overseas and the Operating Subsidiaries as of December 31, 1996, December 31, 1997 and December 31, 1998 and the related combined statements of operations, shareholders' equity and cash flows for the respective years then ended, including the notes thereto, together with the unqualified audit reports thereon of PricewaterhouseCoopers LLP, independent certified public accountants; and (B) a true and complete copy of the unaudited combined balance sheet and related combined statements of operations and cash flows of Overseas and the Operating Subsidiaries for each quarterly period in 1999 ending at least 45 days prior to the Closing and the comparable periods for the prior year; (collectively, the "Operating Subsidiaries' Financial Statements"); or (ii) (A) true and complete copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1996, December 31, 1997 and December 31, 1998 and the related consolidated statements of operations, shareholders' equity and cash flows for the respective years then ended, including the notes thereto, together with the unqualified audit reports thereon of PricewaterhouseCoopers LLP, independent certified public accountants; and (B) a true and complete copy of the unaudited consolidated balance sheet and related consolidated statements of operations and cash flows of the Company and its Subsidiaries for each quarterly period in 1999 ending at least 45 days prior to the Closing and the comparable period for the prior year (collectively, together with those items whose delivery is referenced in Section 3.4, the "Company Financial
Statements," and whichever of the Company Financial Statements or the Operating Subsidiaries' Financial Statements are determined to be required pursuant to the requirements of the SEC for filing under Form 8-K, the "Financial Statements"). The Financial Statements shall be reasonably satisfactory to Purchaser and Purchaser shall have determined that the Financial Statements are satisfactory for filing under Form 8-K.

                 (j) INTERCOMPANY PAYMENTS. All payments contemplated by Section
5.19 on the part of the Company and the Unpurchased Subsidiaries shall have been made, where practicable.

                 (k) OPERATING ASSETS TRANSFERS. All asset transfers contemplated by Section 5.20 shall have been completed.

         6.2 CONDITIONS TO OBLIGATIONS OF THE MEMBERS OF THE SELLING GROUP. The obligation of the members of the Selling Group to consummate the sale of the Shares as provided for by this Agreement and the other transactions contemplated hereby is subject to the fulfillment to the reasonable satisfaction of each Selling Group Representative and the Company, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by both of the Selling Group Representatives and the Company):

                 (a) CONSENTS, AUTHORIZATIONS, ETC. The Authorizations of or with any Governmental Entity and the Authorizations of any nongovernmental third party which are required for, or in connection with, the execution and delivery of this Agreement by Purchaser, Vidor and Newco and the consummation by Purchaser, Vidor and Newco of the transactions contemplated hereby shall have been obtained or made, except where the failure to obtain any such Authorization or Authorizations would not have a material adverse effect on Purchaser's, Vidor's or Newco's ability to consummate the transactions contemplated hereby.

                 (b) INJUNCTION, ETC. The consummation of the transactions contemplated hereby will not violate the provisions of any injunction, judgment, decree, order or Law applicable or effective with respect to any of the members of the Selling Group. No suit or proceeding shall have been instituted by any Governmental Entity or, to the knowledge of any of the members of the Selling Group, threatened by any Governmental Entity which has not been withdrawn, dismissed or otherwise eliminated, and which seeks (i) to prohibit, restrict or delay consummation of the transactions contemplated hereby or (ii) to subject the members of the Selling Group or any Affiliate to material liability on the ground that they have violated any Law or otherwise acted improperly in relation to the transactions contemplated by this Agreement.

                 (c) REPRESENTATIONS AND WARRANTIES; COVENANTS AND AGREEMENTS. The representations and warranties of Purchaser, Vidor and Newco contained in this Agreement shall have been true and correct at the date hereof and, except for changes contemplated in this Agreement, shall also be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date, and Purchaser, Vidor and Newco shall have performed or complied (or cured any noncompliance) with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

                 (d) CERTIFICATE. Purchaser, Vidor and Newco shall have delivered to the Majority Selling Group Representative and the Minority Selling Group Representative a certificate, dated as of the Closing Date, executed on behalf of Purchaser by an officer of Purchaser and executed on behalf of Newco by an officer of Newco to the effect that the conditions specified in this
Section 6.2 have been satisfied.

                 (e) FINANCIAL STATEMENTS. The Financial Statements for the fiscal year ended December 31, 1998 shall be reasonably satisfactory to the Company.

                 (f) INTERCOMPANY PAYMENTS. All payments contemplated by Section
5.19 on the part of Purchaser and its Subsidiaries shall have been made, where practicable.

                                    ARTICLE 7

                        ITEMS TO BE DELIVERED AT CLOSING

         7.1 TO BE DELIVERED BY THE MEMBERS OF THE SELLING GROUP. At the Closing, the members of the Selling Group shall deliver, or cause to be delivered, to Purchaser, Vidor and Newco the following:

                 (a) The certificates referred to in Section 6.1(d).

                 (b) The Letters of Resignation.

                 (c) New share certificates representing all of the Shares in the name of Newco and evidence that the existing share certificates representing all of the Shares have been duly endorsed for transfer to Newco and canceled by Overseas.

                 (d) The Newco Stock Transfer Power.

                 (e) New share certificates and cancellations of share certificates evidencing the consummation of the transactions contemplated by Sections 5.16, 5.17 and 5.18.

                 (f) To the extent such shares are not otherwise owned by Overseas or any Operating Subsidiary, new share certificates representing all of the Minority Shares issued in the name of Newco or its designees and evidence that the existing share certificates representing all of the Minority Shares have been duly endorsed for transfer to Newco or its designees and canceled by the respective Operating Subsidiary, duly endorsed for transfer to Newco or its designees and canceled by the respective Operating Subsidiary.

                 (g) Such other documents as Purchaser or Newco may reasonably request.

         7.2 TO BE DELIVERED BY PURCHASER OR NEWCO TO MEMBERS OF THE SELLING GROUP. At the Closing:

                 (a) Newco shall deliver to the Company and Duranmas the Purchase Price.

                 (b) Purchaser and Newco shall deliver to the Shareholders Group Representatives the certificate referred to in Section 6.2(d).

                 (c) Vidor and Newco shall deliver to the Company the License Purchase Price.

                 (d) Purchaser, Vidor and Newco shall deliver to the Shareholders Group Representatives such other documents as either Selling Group Representative may reasonably request.

                                    ARTICLE 8

                                 INDEMNIFICATION

         8.1 INDEMNIFICATION BY THE MEMBERS OF THE SELLING GROUP. Subject to the limitations in Section 8.11, the members of the Selling Group shall jointly and severally defend, indemnify and hold harmless Purchaser, Vidor, Newco, Overseas and the Operating Subsidiaries in respect of any and all claims, losses, damages, liabilities, demands, assessments, judgments, costs and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating, bringing or defending any actions or threatened actions) reasonably incurred by Purchaser, Vidor, Newco, Overseas or the Operating Subsidiaries (collectively, the "Costs") resulting from any breach of any representation, warranty, covenant or agreement made by the members of the Selling Group, Overseas or the Unpurchased Subsidiaries under the Selling Group Delivered Agreements; PROVIDED, HOWEVER, that notwithstanding anything else in this Agreement, no Company Shareholder shall be personally liable for more than such Company Shareholder's pro rata portion of any Cost, determined by multiplying the Cost by a fraction, the numerator of which is the number of shares of common stock in the Company owned by such Company Shareholder immediately prior to the

Closing Date and the denominator of which is the number of shares of common stock in the Company owned by all the Company Shareholders immediately prior to the Closing Date.

         8.2 INDEMNIFICATION BY PURCHASER, VIDOR AND NEWCO. Purchaser, Vidor and Newco shall defend, indemnify and hold harmless the members of the Selling Group in respect of any and all Costs reasonably incurred by the members of the Selling Group resulting from any breach of any representation, warranty, covenant or agreement made by Purchaser, Vidor or Newco under the Purchaser Delivered Agreements.

         8.3 CERTIFICATES. Any claim based, in whole or in part, upon any untrue or incorrect statement set forth in the certificates delivered pursuant to
Section 6.1(d) or the certificate delivered pursuant to Section 6.2(d) shall be deemed to be a claim for breach of representation, warranty, covenant or agreement under this Agreement.

         8.4 CLAIMS FOR INDEMNIFICATION. The representations, warranties, covenants and agreements in this Agreement shall survive the Closing subject to the limitations set forth herein and shall not be affected by any investigation made by the parties hereto prior to the date hereof or the Closing Date. The party seeking indemnification (the "Indemnified Party") shall give the party from whom indemnification is sought (the "Indemnifying Party") a written notice ("Notice of Claim") within sixty (60) days of the discovery of any Cost in respect of which the right to indemnification contained in this Article 8 may be claimed; PROVIDED, HOWEVER, that the failure to give such notice within such sixty (60) day period shall not result in the waiver or loss of any right to bring such claim hereunder after such period unless, and only to the extent that, the Indemnifying Party is actually prejudiced by such failure. A party shall have no liability under this Article 8 for a breach of any representation or warranty unless a Notice of Claim therefor is delivered by the Indemnified Party prior to the date that is twelve (12) months after the Closing Date. Any Notice of Claim shall set forth the representations, warranties, covenants and agreements with respect to which the claim is made, the specific facts giving rise to an alleged basis for the claim and the amount of Cost asserted or anticipated to be asserted by reason of the claim. For purposes of this Agreement, (a) a Notice of Claim given to the Majority Selling Group Representative shall be deemed to be given to all of the Majority Company Shareholders, (b) a Notice of Claim given to the Minority Company Shareholders shall be deemed given to all of the Minority Company Shareholders, (c) a Notice of Claim given to both the Minority Selling Group Representative and the Minority Selling Group Representative shall be deemed given to all the members of the Selling Group and (d) a Notice of Claim given to any of Purchaser, Vidor or Newco shall be deemed given to all such entities, and may be given by either Selling Group Representative or the Company.

         8.5 DEFENSE OF CLAIM BY THIRD PARTIES. If any claim is made by a third party against a party to this Agreement that, if sustained, would give rise to a liability of another party or parties under this Agreement, the party against whom the claim is made shall promptly cause a Notice of Claim to be delivered to the other party or parties and shall afford the other party or parties and its or their counsel, at the other party's sole expense, the opportunity to defend or settle the claim and to control the defense and settlement thereof. The failure to provide such notice will not relieve the Indemnifying Party of liability under this Agreement unless, and only to the extent that, the Indemnifying Party is actually prejudiced by such failure. If any such claim is compromised or settled without the consent of the Indemnifying Party, which consent will not be unreasonably withheld, no liability shall be imposed upon the Indemnifying Party by reason of the claim.

         8.6 THIRD PARTY CLAIM ASSISTANCE. From time to time after the Closing, Purchaser, Vidor, Newco and the members of the Selling Group shall provide or cause their appropriate employees or representatives to provide the other party with information or data in connection with the handling and defense of any third party claim or litigation (including counterclaims filed by the parties) in respect to which a party may be required to indemnify another party under this Agreement. The party receiving such information or data shall reimburse the other party for all of its costs and expenses in providing these services, including, without limitation, (a) all out-of-pocket, travel and similar expenses incurred by its personnel in rendering these services; and (b) all fees and expenses for services performed by third parties engaged by or at the request of such other party.

         8.7 PAYMENTS BY THE MEMBERS OF THE SELLING GROUP. If Purchaser, Vidor, Newco, Overseas or an Operating Subsidiary gives a Notice of Claim pursuant to
Section 8.4, each Selling Group Representative (on behalf of the members of the Selling Group that he represents) or the Company on behalf of itself, within thirty (30) days following receipt of such Notice of Claim, shall either (a) give Purchaser, Vidor, Newco, Overseas or such Operating Subsidiary, as the case may be, a counternotice with respect to such Notice of Claim (in which case the members of the Selling Group represented by such Selling Group Representative, or the Company, as the case may be, shall be under no obligation to make an indemnification payment until the Determination Date (defined below) as provided in Section 8.9) or (b) the members of the Selling Group represented by such Selling Group Representative, or the Company, as the case may be, shall each pay the appropriate portion of the amount specified in the Notice of Claim; PROVIDED, HOWEVER, that if a counternotice given by a Selling Group Representative or the Company alleges that a Notice of Claim is only partially invalid, the members of the Selling Group represented by such Selling Group Representative, or the Company, as the case may be, within thirty (30) days of receipt of such Notice of Claim, shall pay their appropriate portion of the amount specified in the Notice of Claim as to which no objection is made. All payments made hereunder shall be by wire transfer to an account designated by Purchaser, Vidor, Newco, Overseas or such Operating Subsidiary.

         8.8 PAYMENTS BY PURCHASER OR NEWCO. If either Selling Group Representative or the Company gives a Notice of Claim pursuant to Section 8.4, Purchaser, Vidor or Newco, within thirty (30) days following receipt of such Notice of Claim, shall either (a) give such Selling Group Representative or the Company a counternotice with respect to such Notice of Claim (in which case Purchaser or Newco, as the case may be, shall be under no obligation to make an indemnification payment until the Determination Date as provided in Section 8.9) or (b) pay the amount of the Notice of Claim; PROVIDED, HOWEVER, that if a counternotice given by Purchaser or Newco alleges that a Notice of Claim is only partially invalid, Purchaser, Vidor or Newco, within thirty (30) days of receipt of such Notice of Claim, shall pay that portion of the amount specified in the Notice of Claim as to which no objection is made. All payments made hereunder shall be by wire transfer to accounts designated by the Selling Group Representative for the respective members of the Selling Group represented, or the Company, as the case may be.

         8.9 RESOLUTION OF RIGHTS. If within thirty (30) days after the receipt of counternotice by Purchaser, Newco, Vidor, Overseas, an Operating Subsidiary, the Company or a Selling Group Representative, as the case may be, the relevant parties shall not have reached agreement as to the claim in question, subject to
Section 10.9, then the claim of indemnification may be settled by litigation brought in federal court in the Southern District of New York. To the extent the decision of the court or arbitrator is that a party shall be indemnified hereunder, the amount shall be satisfied as provided in Section 8.7 or 8.8, as applicable. The date the court decision or arbitrator's decision becomes final and binding or the date a claim otherwise becomes payable pursuant to this
Section 8.9 is referred to as the "Determination Date."

         8.10 INDEMNIFICATION EXCLUSIVE REMEDY. Except as otherwise specifically provided herein and in the absence of fraud perpetrated on Purchaser, Newco, Vidor, Overseas, the Operating Subsidiaries or the members of the Selling Group, if the Closing occurs, indemnification pursuant to the provisions of this
Article 8 shall be the sole and exclusive remedy of the parties for any breach of any representation, warranty, covenant or agreement contained in this Agreement.

         8.11 CERTAIN LIMITATIONS. In the absence of fraud, the foregoing indemnification obligations are subject to the following:

                 (a) DEDUCTIBLE. The members of the Selling Group shall not have any liability for (i) indemnification for breaches of representations and warranties pursuant to this Article 8 unless and until, and only to the extent that, the total Costs for which the members of the Selling Group would otherwise be liable exceed $1,000,000.00 in the aggregate, and (ii) indemnification for breaches of any representations and warranties of which Purchaser, Vidor or Newco is notified after the date of this Agreement and prior to the Closing Date by either of the Selling Group Representatives or as to which Purchaser has notified the Selling Group Representatives prior to the Closing Date pursuant to
Section 5.1(c) and in either case which were not intentionally withheld by the members of the Selling Group; PROVIDED, HOWEVER, that the foregoing shall not apply to any Costs with respect to a breach of a representation or warranty in
Section 3.2 or Section 3.14.

                 (b) CAP. The liability of the members of the Selling Group for indemnification for breaches of representations and warranties pursuant to this
Article 8 shall not exceed $5,000,000.00; PROVIDED, HOWEVER, that notwithstanding anything else in this Agreement, no Company Shareholder shall be personally liable for more than such Company Shareholder's pro rata portion of the liability cap, determined by multiplying $5,000,000.00 (less any amounts paid by the Company) by a fraction, the numerator of which is the number of shares of common stock in the Company owned by such Company Shareholder immediately prior to the Closing Date and the denominator of which is the number of shares of common stock in the Company owned by all the Company Shareholders immediately prior to the Closing Date; PROVIDED FURTHER, however, that the foregoing limitations shall not apply to any Costs with respect to a breach of a representation or warranty in Section 3.2 or Section 3.14, but each Company Shareholder's liability shall be limited to a pro rata portion, determined by multiplying the Costs by a fraction, the numerator of which is the number of shares of common stock in the Company owned by such Company Shareholder immediately prior to the Closing Date and the denominator of which is the number of shares of common stock in the Company owned by all the Company Shareholders immediately prior to the Closing Date.

                 8.12         SELLING GROUP REPRESENTATIVES.

                 (a) APPOINTMENT; ACCEPTANCE. By executing this Agreement,
(i) each of the Company Shareholders other than R.L. Acco, Ltd. hereby irrevocably constitutes and appoints Richard T. Doyle, Jr. (the "Majority Selling Group Representative") and (ii) R.L. Acco, Ltd. (the "Minority Company Shareholder," and such Company Shareholders other than the Minority Company Shareholder being the "Majority Company Shareholders") hereby irrevocably constitutes and appoints Alfredo J. Diez (the "Minority Selling Group Representative") (each of the Majority Selling Group Representative and the Minority Selling Group Representative being a "Selling Group Representative"), and their respective successors, acting as hereinafter provided, as its respective attorney-in-fact and agent in its respective name, place and stead in connection with the transactions and agreements contemplated by the Selling Group Delivered Agreements with respect to matters prior to the Closing Date, as specified herein, and matters subsequent to the Closing Date, and acknowledges that such appointment is coupled with an interest. By executing this Agreement under the heading "Selling Group Representatives," each of Richard T. Doyle, Jr. and Alfredo J. Diez hereby (A) accepts his appointment and authorization to act as Selling Group Representative as attorney-in-fact and agent on behalf of the respective members of the Selling Group in accordance with the terms of the Selling Group Delivered Agreements, and (B) agrees to perform his obligations under, and otherwise comply with, this Section 8.12.

                 (b) AUTHORITY. Without limiting the generality of Section 8.12, each member of the Selling Group by this Agreement fully and completely, hereby:
(a) authorizes its respective Selling Group Representative (i) to agree in his discretion with Purchaser, Vidor or Newco to amend any of the Selling Group Delivered Agreements from time to time, (ii) to waive on behalf of the members of the Selling Group any condition of or in the Selling Group Delivered Agreements, (iii) to deliver on behalf of the Company to Newco as provided in this Agreement the Shares and to deliver all of the Selling Group Delivered Agreements, (iv) to dispute or to refrain from disputing any claim made by Purchaser, Vidor, Newco, Overseas or the Operating Subsidiaries under the Selling Group Delivered Agreements, (v) to negotiate and compromise any dispute which may arise under, and to exercise or refrain from exercising remedies available under the Selling Group Delivered Agreements and to sign any release or other document with respect to such dispute or remedy, (vi) to give such instructions and to do such other things and refrain from doing such other things as its Selling Group Representative shall deem necessary or appropriate to carry out the provisions of the Selling Group Delivered Agreements; and (b) agrees to be bound by all agreements and determinations made by and documents executed and delivered by its Selling Group Representative under the Selling Group Delivered Agreements.

                 (c) ACTIONS. Each of the members of the Selling Group hereby expressly acknowledges and agrees that its respective Selling Group Representative is authorized to act on its behalf, notwithstanding any dispute or disagreement between or among the members of the Selling Group or the Selling Group Representatives, and that Purchaser and any other person or entity shall be entitled to rely on any and all actions taken by its respective Selling Group Representative under the Selling Group Delivered Agreements without any liability to, or obligation to inquire of, any of the members of the Selling Group. Purchaser and any other person or entity is hereby expressly authorized to rely on the genuineness of the signature of the Selling Group Representatives, and upon receipt of any writing which reasonably appears to have been signed by either or both of the Selling Group Representatives, Purchaser and any other person or entity may act upon the same without any further duty of inquiry as to the genuineness of the writing.

                 (d) SUCCESSORS. If Richard T. Doyle, Jr. ceases to function in his capacity as the Majority Selling Group Representative for any reason whatsoever, then Paul Aliferis shall be appointed as his successor, and if Paul Aliferis ceases to function in such capacity for any reason whatsoever, then the Majority Company Shareholders, by action of the Majority Company Shareholders (i.e., those holding a majority of the common stock of the Company immediately prior to the Closing) shall have the right to appoint his successor; PROVIDED, HOWEVER, that if for any reason no successor has been appointed pursuant to the foregoing within thirty (30) days, then Purchaser or Newco shall have the right to appoint a successor. If Alfredo J. Diez ceases to function in his capacity as the Minority Selling Group Representative for any reason whatsoever, then Terrance J. Mullin shall be appointed as his successor, and if Terrance J. Mullin ceases to function in such capacity for any reason whatsoever, then the Minority Company Shareholder shall have the right to appoint his successor; PROVIDED, HOWEVER, that if for any reason no successor has been appointed pursuant to the foregoing within thirty (30) days, then Purchaser or Newco shall have the right to appoint a successor.

                 (e) INDEMNIFICATION OF SELLING GROUP REPRESENTATIVES. Each of the members of the Selling Group shall defend, indemnify and hold harmless its respective Selling Group Representative against any loss, liability, expense (including, without limitation, reasonable attorney's fees and expenses), claim or demand arising out of or in connection with the performance of his obligations under this Agreement, unless due to the gross negligence, fraud or willful misconduct of its respective Selling Group Representative PROVIDED, HOWEVER, that notwithstanding anything else in this Agreement, no Company Shareholder shall be personally liable for more than such Company Shareholders' pro rata portion of any indemnification under this Section 8.12(e), determined by multiplying the indemnified amount by a fraction, the numerator of which is the number of shares of common stock in the Company owned by such Company Shareholder immediately prior to the Closing Date and the denominator of which is the number of shares of common stock in the Company owned by all the Company Shareholders immediately prior to the Closing Date.

                 (f) EFFECTIVENESS. The authorizations of each Selling Group Representative shall be effective until his rights and obligations under this Agreement terminate by virtue of the termination of any and all obligations of the respective members of the Selling Group to Purchaser, Vidor and Newco and of Purchaser, Vidor and Newco to the respective members of the Selling Group under this Agreement.

                 8.13 DURANMAS. Duranmas hereby appoints the Company to act on its behalf with respect to all matters under this Agreement. Notices given to the Company shall also be deemed given to Duranmas.

                                    ARTICLE 9

                           TERMINATION AND ABANDONMENT

         9.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and abandoned at any time prior to the Closing Date:

                 (a) By mutual written consent of both Selling Group Representatives and Purchaser;

                 (b) By Purchaser:

                        (i) if any event shall have occurred as a result of
                 which any condition set forth in Section 6.1 is no longer capable of being satisfied; or

                        (ii) if there has been a material breach by the members
                 of the Selling Group of any representation or warranty contained in this Agreement or of any of the covenants or agreements set forth in this Agreement, in each case which breach is not curable, or, if curable, is not cured within ten
                 (10) Business Days after written notice of such breach is given by Purchaser, Vidor or Newco to both Selling Group Representatives; or

                 (c) By either Selling Group Representative;

                        (i) if any event shall have occurred as a result of
                 which any condition set forth in Section 6.2 is no longer capable of being satisfied; or

                        (ii) if there has been a material breach by Purchaser of
                 any representation or warranty contained in this Agreement or of any of the covenants or agreements set forth in this Agreement, in each case which breach is not curable or, if curable, is not cured within ten (10) Business Days after written notice of such breach is given by either Selling Group Representative to Purchaser.

                 (d) By Purchaser or either Selling Group Representative if the Closing shall not have occurred by August 31, 1999, provided that a party whose breach of this Agreement has resulted in the Closing not having occurred on or before said date shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) and provided further that such date may be extended at the request of either Selling Group Representative for up to ten (10) Business Days under certain circumstances as set forth in Section 5.1(c).

         9.2 SPECIFIC PERFORMANCE. The parties acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique, and of extraordinary character, and that, in the event that any party violates, fails or refuses to perform any covenant made by it herein, the other party or parties will be without adequate remedy at law. Each party agrees, therefore, that, in the event that it violates, fails or refuses to perform any covenant made by it herein, the other party or parties so long as it or they are not in breach hereof, may, in addition to any remedies at law, institute and prosecute an action in federal court in the Southern District of New York to enforce specific performance of such covenant or seek any other equitable relief available to them.

         9.3 RIGHTS AND OBLIGATIONS UPON TERMINATION. If this Agreement is not consummated for any reason, each party will redeliver all documents, work papers, and other materials of any party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same, except to the extent previously delivered to third parties in connection with the transactions contemplated hereby, and all information received by any party hereto with respect to the business of any other party shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; PROVIDED, HOWEVER, that this Section 9.3 shall not apply to any documents, work papers, material or information which is a matter of public knowledge or which heretofore has been or hereafter is published in any publication for public distribution or filed as public information with any Governmental Entity.

         9.4 EFFECT OF TERMINATION. Except for the provisions of Sections 5.3, 5.5, 8.12(e), 9.3, 9.4, 10.1 and 10.9 which shall survive any termination of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to Article 9, this Agreement shall forthwith become void and have no further effect, without any liability on the part of any party hereto or its respective officers, directors or stockholders; provided, however, that nothing in this Section 9.4 shall relieve any party from liability for the knowing and intentional breach of its respective representations, warranties, covenants or agreements as set forth in this Agreement.

                                   ARTICLE 10

                               GENERAL PROVISIONS

         10.1 NOTICES. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods:
(a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight or other delivery service requiring acknowledgment of receipt. Any such notice or communication shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

                           If to Purchaser or Vidor to:

                                    Rayovac Corporation
                                    601 Rayovac Drive
                                    Madison, WI 53711-2497
                                    Fax No. (608) 275-6666
                                    Attention: Kent Hussey
                                    with a copy to:

                                    Sutherland, Asbill & Brennan LLP
                                    999 Peachtree Street, N.E.
                                    Atlanta, Georgia  30309-3996
                                    Fax No. (404) 853-8806
                                    Attention: Mark D. Kaufman


                           If to Newco, to:

                                    Maples and Calder
                                    P.O. Box 309
                                    Ugland House
                                    113 South Church Street
                                    George Town, Grand Cayman, Cayman Islands
                                    British West Indies
                                    Fax No. (345) 949-8080
                                    Attention: Henry Smith/Jon Fowler

                                    with a copy to:

                                    Sutherland, Asbill & Brennan LLP
                                    999 Peachtree Street, N.E.
                                    Atlanta, Georgia  30309-3996
                                    Fax No. (404) 853-8806
                                    Attention: Mark D. Kaufman


                           If to the Majority Selling Group Representative:

                                    Richard T. Doyle, Jr.
                                    c/o RTD International, Inc.
                                    Architects Building
                                    117 S. 17th Street, Suite 1100
                                    Philadelphia, PA 19103-5025
                                    Fax No. (215) 988-1829

                                    with a copy to:

                                    Fox, Horan & Camerini LLP
                                    One Broadway
                                    New York, New York 10004
                                    Fax No. (212) 709-0248
                                    Attention:  Rafael Urquia II

         If to the Minority Selling Group Representative prior to the Closing:

                                    Alfredo Jose Diez
                                    c/o Hemisphere Services, Inc.
                                    5757 Blue Lagoon Drive
                                    Suite 360
                                    Miami, Florida 33126
                                    Fax No. (305) 264-8673

                           with a copy to:

                                    Jamerson Sutter Surlas & Mullin
                                    Penthouse II Gables International Plaza
                                    2655 LeJeune Road
                                    Miami, Florida 33134
                                    Fax No. (305) 446-5236
                                    Attention: Terrance J. Mullin

                           and

                                    Greenberg Traurig
                                    1221 Brickell Avenue
                                    Miami, Florida 33131
                                    Fax No. (305) 579-0717
                                    Attention: Robert L. Grossman

         If to the Minority Selling Group Representative after the Closing:

                                    Jamerson Sutter Surlas & Mullin
                                    Penthouse II Gables International Plaza
                                    2655 LeJeune Road
                                    Miami, Florida 33134
                                    Fax No. (305) 446-5236
                                    Attention: Terrance J. Mullin

                           and

                                    Greenberg Traurig
                                    1221 Brickell Avenue
                                    Miami, Florida 33131
                                    Fax No. (305) 579-0717
                                    Attention: Robert L. Grossman

         If to the Company to:

                                    ROV Limited
                                    c/o Hemisphere Services
                                    5757 Blue Lagoon Drive
                                    Suite 360
                                    Miami, Florida 33126
                                    Fax No. (305) 264-8673

                           with a copy to:

                                    Greenberg Traurig
                                    1221 Brickell Avenue
                                    Miami, Florida 33131
                                    Fax No. (305) 579-0717
                                    Attention: Robert L. Grossman

All such notices and communications shall be deemed received upon (a) actual receipt thereof by the addressee, (b) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt, or (c) in the case of a facsimile transmission, upon transmission thereof by the sender and confirmation of receipt. In the case of notices or communications sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice or communication to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice or communication is deemed received.

         10.2 TABLE OF CONTENTS; HEADINGS. The Table of Contents and headings contained herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

         10.3 AMENDMENT. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and executed by each of the parties hereto, or by Purchaser and each Selling Group Representative as authorized by Section 8.12.

         10.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

         10.5 WAIVER. The failure of any party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or the breach of any term, provision, warranty, representation, agreement or covenant contained in the Selling Group Delivered Agreements or Purchaser Delivered Agreements, or whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein or therein contained.

         10.6 NO THIRD PARTY BENEFICIARIES; ASSIGNMENT. This Agreement shall be binding on the parties and their respective successors and assigns and shall inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity. Except for (a) any assignment to a wholly-owned Subsidiary of Purchaser, in which event Newco, Vidor and Purchaser shall remain liable for the performance of this Agreement if such Subsidiary fails to perform, and (b) any transfer or assignment after the Closing by Purchaser, Vidor or Newco in connection with the sale or transfer of all or substantially all the business or assets of Purchaser, Vidor, Newco, Overseas or the Operating Subsidiaries, whether by sale of stock, sale of assets, merger or otherwise (any of which transfers or assignments described in Section 10.6(a) or (b) maybe made without consent), no transfer or assignment of this Agreement or of any rights or obligations under this Agreement may be made by any party without the prior written consent of Purchaser or each Selling Group Representative, as the case may be (which consent shall not be withheld unreasonably) and any attempted transfer or assignment without that required consent shall be void.

         10.7 TIME OF THE ESSENCE; COMPUTATION OF TIME. Time is of the essence of each and every provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement shall fall upon other than a Business Day, the party having such right or duty shall have until 5:00 p.m. New York, New York time on the next succeeding Business Day to exercise such right or to discharge such duty.

         10.8 COUNTERPARTS. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties. This Agreement may be executed in two or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any party may deliver an executed copy of this Agreement and of any documents contemplated hereby (other than the share certificate described in Section 7.1(e)) by facsimile transmission to another party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

         10.9 GOVERNING LAW; ARBITRATION; FORUM. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, United States of America. The federal court in the Southern District of New York shall be the exclusive venue for any litigation under this Agreement. Each party hereby irrevocably submits to personal jurisdiction in any federal court in the Southern District of New York and waives any and all objections as to venue, inconvenient forum and the like. The decision of such court of competent jurisdiction that is either not subject to appeal or not appealed within ninety (90) days of any judgment shall be final and binding as to any matter submitted under this Agreement. Notwithstanding anything to the contrary in this Agreement, at the option of Purchaser or Newco any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration in accordance with the International Arbitration Rules of the American
Arbitration Association. The place of arbitration shall be New York, New York.

         10.10 ENTIRE AGREEMENT. This Agreement (with its Schedules and Exhibits) together with any Selling Group Delivered Agreements or Purchaser Delivered Agreements, contains, and is intended as, a complete statement of all the terms of the arrangements among the parties with respect to the matters provided for, supersedes any previous agreements and understandings among the parties with respect to those matters and cannot be changed or terminated orally. The parties make no representations or warranties to each other, except as contained in this Agreement or the other agreements contemplated hereby, and all prior representations and warranties made by a party or its representatives, whether verbally or in writing, are deemed to have merged into this Agreement, it being intended that no such prior representations or warranties shall survive the execution and delivery of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                         PURCHASER:

                                         RAYOVAC CORPORATION


                                         By: /s/ Kent J. Hussey
                                            ------------------------------------
                                         Name:   Kent J. Hussey
                                              ----------------------------------
                                         Title:  Pres., C.O.O.
                                               ---------------------------------

                                         VIDOR:

                                         VIDOR BATTERY COMPANY


                                         By: /s/ Kent J. Hussey
                                            ------------------------------------
                                         Name:   Kent J. Hussey
                                              ----------------------------------
                                         Title:  Vice President
                                               ---------------------------------

                                         NEWCO:

                                         RAYOVAC LATIN AMERICA, LTD.


                                         By: /s/ Kent J. Hussey
                                            ------------------------------------
                                         Name:   Kent J. Hussey
                                              ----------------------------------
                                         Title:  Chairman
                                               ---------------------------------

                                         COMPANY:

                                         ROV LIMITED


                                         By: /s/ A.J. Diez
                                            ------------------------------------
                                         Name:   Alfredo J. Diez
                                              ----------------------------------
                                         Title:  CEO
                                               ---------------------------------

                                         UNPURCHASED FIRST-TIER SUBSIDIARIES:

                                         ESB ROV LTD.


                                         By: /s/ A.J. Diez
                                            ------------------------------------
                                         Name:   Alfredo J. Diez
                                              ----------------------------------
                                         Title:  President
                                               ---------------------------------

                                         DURANMAS, S.A.


                                         By: /s/ A.J. Diez
                                            ------------------------------------
                                         Name:   Alfredo J. Diez
                                              ----------------------------------
                                         Title:  President
                                               ---------------------------------

                                         COMPANY SHAREHOLDERS:

                                         AD INTERNATIONAL LIMITED


                                         By: /s/ Raymond J. Kenny
                                            ------------------------------------
                                         Name:   Raymond J. Kenny
                                              ----------------------------------
                                         Title:  Chairman
                                               ---------------------------------

                                         R.L. ACCO, LTD.


                                         By: /s/ TJ Mullin
                                            ------------------------------------
                                         Name:   TJ Mullin
                                              ----------------------------------
                                         Title:  Attorney in Fact
                                               ---------------------------------

                                         Z.C. INTERNATIONAL, LTD.


                                         By: /s/ Richard T. Doyle, Jr.
                                            ------------------------------------
                                         Name:   Richard T. Doyle, Jr.
                                              ----------------------------------
                                         Title:  President
                                               ---------------------------------

                                         BERMINI INTERNATIONAL COMPANY LTD.


                                         By: /s/ Jose Tagle
                                            ------------------------------------
                                         Name:   Jose Tagle
                                              ----------------------------------
                                         Title:  President
                                               ---------------------------------

                                         VALMAI HOLDINGS, S.A.


                                         By: /s/ Cesar La Cayo
                                            ------------------------------------
                                         Name:   Cesar La Cayo
                                              ----------------------------------
                                         Title:   Attorney in Fact
                                               ---------------------------------

                                         UNIMEX HOLDINGS, INC.


                                         By: /s/ Hamid Bartchordar
                                            ------------------------------------
                                         Name:   Hamid Bartchordar
                                              ----------------------------------
                                         Title:  Attorney in Fact
                                               ---------------------------------

                                         ENARCO, S.A.

                                         By: /s/ Antonio Arzu
                                            ------------------------------------
                                         Name:   Antonio Arzu
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                         UNPURCHASED OPERATING SUBSIDIARIES:

                                         HEMISPHERE SERVICES, INC.


                                         By: /s/ A.J. Diez
                                            ------------------------------------
                                         Name:   Alfredo J. Diez
                                              ----------------------------------
                                         Title:   Chairman
                                               ---------------------------------

                                         PILATECA INTERNACIONAL, S.A.


                                         By: /s/ A.J. Diez
                                            ------------------------------------
                                         Name:   Alfredo J. Diez
                                              ----------------------------------
                                         Title:  President
                                               ---------------------------------

                                         ROV INTERNATIONAL CORPORATION


                                         By: /s/ A.J. Diez
                                            ------------------------------------
                                         Name:   Alfredo J. Diez
                                              ----------------------------------
                                         Title:   President
                                               ---------------------------------

                                         ROV TRADING CORPORATION


                                         By: /s/ A.J. Diez
                                            ------------------------------------
                                         Name:   Alfredo J. Diez
                                              ----------------------------------
                                         Title:  President
                                               ---------------------------------

                                         COMPANIA LATINOAMERICANA
                                         DE PILAS S.A.


                                         By: /s/ A.J. Diez
                                            ------------------------------------
                                         Name:   Alfredo J. Diez
                                              ----------------------------------
                                         Title:  President
                                               ---------------------------------

                                         PRODUCTOS Y SUMINISTROS, S.A.


                                         By: /s/ A.J. Diez
                                            ------------------------------------
                                         Name:   Alfredo J. Diez
                                              ----------------------------------
                                         Title:  President
                                               ---------------------------------

                                         PRODUCTOS MERCANTILES, S.A.


                                         By: /s/ A.J. Diez
                                            ------------------------------------
                                         Name:   Alfredo J. Diez
                                              ----------------------------------
                                         Title:  President
                                               ---------------------------------

                                         OVERSEAS:

                                         RAY-O-VAC OVERSEAS CORPORATION


                                         By: /s/ Alfredo J. Diez
                                            ------------------------------------
                                         Name:   Alfredo J. Diez
                                              ----------------------------------
                                         Title:  President
                                               ---------------------------------



                                         SELLING GROUP REPRESENTATIVES:


                                         MAJORITY SELLING GROUP REPRESENTATIVE:


                                          /s/ Richard T. Doyle, Jr.
                                         ---------------------------------------
                                              Richard T. Doyle, Jr.


                                         MINORITY SELLING GROUP REPRESENTATIVE:


                                          /s/ Alfredo Jose Diez
                                         ---------------------------------------
                                              Alfredo Jose Diez